                                                                        Ex. 10.1

                      INVENTORY LOAN AND SECURITY AGREEMENT

                                     BETWEEN

                            SILVERLEAF RESORTS, INC.

                                       AND

                            CAPITALSOURCE FINANCE LLC

                           DATED AS OF APRIL 29, 2005

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                               TABLE OF CONTENTS

                                                                             PAGE

1.  INTERPRETATION OF THIS AGREEMENT........................................   1

    1.1      Terms Defined..................................................   1
    1.2      Directly or Indirectly.........................................  12
    1.3      Headings.......................................................  12
    1.4      Accounting Principles..........................................  13

2.  ADVANCES AND NOTE.......................................................  13

    2.1      Terms of the Advances..........................................  13
    2.2      The Loan; Rate of Interest; Receipt of Payments................  14
    2.3      Mandatory Prepayments of Loan; Voluntary Prepayments of Loan...  17
    2.4      Participating Lender...........................................  20
    2.5      Fees...........................................................  20
    2.6      Computation of Fees; Lawful Limits.............................  21
    2.7      Late Fee.......................................................  21
    2.8      Taxes and Other Charges........................................  21

3.  COLLATERAL..............................................................  22

    3.1      Security.......................................................  22
    3.2      Undertakings Regarding Collateral..............................  23
    3.3      Financing Statements...........................................  24
    3.4      Location of Collateral; Books and Records......................  24
    3.5      Insurance of Collateral........................................  25
    3.6      Condemnation...................................................  28
    3.7      Taxes Affecting Collateral.....................................  29
    3.8      Discharge of Liens Affecting Collateral........................  32
    3.9      Use of the Resorts; Voting Rights of Borrower..................  34
    3.10     Other Timeshare Covenants......................................  35
    3.11     Protection of Collateral; Assessments; Reimbursement...........  37
    3.12     Interest on Lender Paid Expenses...............................  37
    3.13     Lender Responsibility..........................................  37
    3.14     Verification of Contracts......................................  37
    3.15     Release of Lien on Timeshare Interests.........................  37
    3.16     Cross-Collateralization and Default............................  39
    3.17     Substitution of Collateral and Mortgages.......................  39

4.  REPRESENTATIONS AND WARRANTIES AND COVENANTS............................  40

    4.1      Subsidiaries and Capital Structure.............................  40
    4.2      Corporate Borrower.............................................  40
    4.3      Financial Statements...........................................  40
    4.4      Full Disclosure................................................  40
    4.5      Pending Litigation.............................................  40
    4.6      Title to Properties............................................  41
    4.7      Trademarks, Licenses and Permits...............................  41

LOAN AND SECURITY AGREEMENT

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
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    4.8      Transaction Is Legal and Authorized...............................  41
    4.9      No Defaults.......................................................  41
    4.10     Governmental Consent..............................................  41
    4.11     Taxes.............................................................  41
    4.12     Use of Proceeds...................................................  42
    4.13     Compliance with Law...............................................  42
    4.14     Restrictions of Borrower..........................................  43
    4.15     Brokers' Fees.....................................................  43
    4.16     Deferred Compensation Plans.......................................  43
    4.17     Labor Relations...................................................  43
    4.18     Validity of Liens Granted to Lender...............................  43
    4.19     Solvency..........................................................  43
    4.20     Timeshare Interest Regime Reports.................................  44
    4.21     Sale of Timeshare Interests.......................................  44
    4.22     Indebtedness......................................................  44
    4.23     Affiliate Transactions............................................  45
    4.24     Applicable Laws...................................................  45
    4.25     Leases............................................................  45

5.  CONDITIONS PRECEDENT TO INITIAL ADVANCE....................................  45

    5.1      Opinions of Counsel...............................................  45
    5.2      Warranties and Representations True as of Initial Advance Date....  45
    5.3      Compliance with this Agreement....................................  45
    5.4      Borrower's Secretary's Certificates; Good-Standing Certificates...  45
    5.5      Uniform Commercial Code Financing Statements......................  46
    5.6      Hazardous Substance Indemnity Agreement...........................  46
    5.7      Expenses..........................................................  46
    5.8      Mortgage..........................................................  46
    5.9      Title Insurance; Casualty Insurance...............................  46
    5.10     Environmental Site Assessment Report..............................  47
    5.11     Taxes.............................................................  47
    5.12     Inspection........................................................  47
    5.13     Delivery of:......................................................  47
    5.14     Proceedings Satisfactory..........................................  47
    5.15     Minimum Amount....................................................  48

6.  SUBSEQUENT ADVANCES CLOSING CONDITIONS.....................................  48

    6.1      Special Submissions...............................................  48
    6.2      Requests for Subsequent Advance...................................  50
    6.3      Defaults; Expenses; Miscellaneous.................................  51
    6.4      Disbursements.....................................................  51
    6.5      Proceedings Satisfactory..........................................  51

7.  COVENANTS..................................................................  52

    7.1      Payment of Taxes and Claims.......................................  52
    7.2      Maintenance of Properties; Borrower Existence; Indebtedness;
             Liens; Business...................................................  52

LOAN AND SECURITY AGREEMENT

    7.3      Payment of Notes and Maintenance of Office..............  54
    7.4      Sale of Properties......................................  54
    7.5      Consolidation and Merger................................  54
    7.6      Intentionally Deleted...................................  54
    7.7      Intentionally Omitted...................................  54
    7.8      Compliance with Environmental Laws......................  54
    7.9      Transactions with Affiliates; Principal Properties......  56
    7.10     Use of Lender Name......................................  56
    7.11     Intentionally Deleted...................................  56
    7.12     Notice of Legal Proceedings.............................  56
    7.13     Further Assurances......................................  56
    7.14     Financial Statements....................................  57
    7.15     Officer's Certificate...................................  59
    7.16     Inspection..............................................  60
    7.17     Sales...................................................  60
    7.18     Minimum Tangible Net Worth..............................  60
    7.19     Leverage Ratio..........................................  60
    7.20     Minimum Net Income......................................  60
    7.21     Consolidated Net Income.................................  60
    7.22     Maximum Delinquency.....................................  60
    7.23     Marketing and Sales Expenses............................  60
    7.24     Debt Service Coverage Ratio.............................  61
    7.25     Textron Facility, Sovereign Facility, and DZ Facility...  61
    7.26     Maintaining Affiliation with Exchange Companies.........  61
    7.27     Sales...................................................  61

8.  EVENTS OF DEFAULT................................................  61

    8.1      Default.................................................  61
    8.2      Default Remedies........................................  63

9.  REVIVAL OF OBLIGATIONS AND LIENS.................................  66

10. MISCELLANEOUS....................................................  66

    10.1     Governing Law...........................................  66
    10.2     Expenses and Closing Fees...............................  66
    10.3     Parties, Successors and Assign..........................  67
    10.4     Notices.................................................  67
    10.5     Total Agreement.........................................  68
    10.6     Survival................................................  68
    10.7     Litigation..............................................  68
    10.8     Power of Attorney; Substitution.........................  69
    10.9     Survival of Indemnities.................................  70
    10.10    Conflicting Obligations; Rights and Remedies............  70
    10.11    Duplicate Originals, Execution in Counterpart...........  70
    10.12    No Joint Venture........................................  70
    10.13    Indemnity...............................................  70
    10.14    Release.................................................  71

LOAN AND SECURITY AGREEMENT

      10.15    Custodian...................................................  71
      10.16    Certain Waivers.............................................  71
      10.17    Confidentiality and Publicity...............................  71

Schedule 1  -- Indebtedness
Schedule 2  -- Permitted Exceptions
Schedule 3  -- Intentionally Omitted
Schedule 4  -- Retail Value
Schedule 5  -- Resorts
Schedule 6  -- Affiliate Transactions
Schedule 7  -- Use Agreements and Management Agreements
Schedule 8  -- Subsidiaries
Schedule 9  -- Resort Facilities
Schedule 10 -- Litigation
Schedule 11 -- Compensation Payable to Brokers
Schedule 12 -- Payment Instructions
Schedule 13 -- Address of Borrower for Notices
Schedule 14 -- Address of Lender for Notices
Schedule 15 -- Deferred Corporate Plans and Collective Bargaining Agreements
Schedule 16 -- Description of Blue and Vintage Timeshare Interests
Exhibit A   -- Intentionally Omitted
Exhibit B   -- Form of Request for Release
Exhibit C   -- Intentionally Omitted
Exhibit D   -- Intentionally Omitted
Exhibit E   -- Form of Initial Advance Request
Exhibit F   -- Form of Subsequent Advance Request
Exhibit G   -- Form of Borrowing Base Certificate
Exhibit H   -- Form of Promissory Note

LOAN AND SECURITY AGREEMENT

                      INVENTORY LOAN AND SECURITY AGREEMENT

      THIS INVENTORY LOAN AND SECURITY AGREEMENT (as amended from time to time, this "AGREEMENT"), made and executed as of the 29th day of April, 2005, by and between CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, as secured party (herein referred to as the "LENDER") and SILVERLEAF RESORTS, INC., a Texas corporation, as debtor (herein referred to as the "BORROWER").

1.    INTERPRETATION OF THIS AGREEMENT

      1.1 TERMS DEFINED. As used in this Agreement, the following terms shall have the following respective meanings set forth below or set forth in the Section referred to following such term:

          ADVANCE -- as defined in Section 2.1 of this Agreement.

          AFFILIATE -- means any Person:

            (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person;

            (b) which beneficially owns or holds 5% or more of any class of the Voting Equity of such Person; or

            (c) 5% or more of the Voting Equity of which is beneficially owned or held by such Person.

      The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Equity, other voting Securities, by contract or otherwise.

      AGREEMENT OR THIS AGREEMENT -- as defined in the preamble hereto.

      AMORTIZATION TRIGGERING EVENT -- means the occurrence of any of the following:

            (a) commencing June 30, 2005 and tested at the end of each calendar quarter thereafter, if Borrower's Consolidated Net Income less any extraordinary gains falls below $5,000,000 for the immediately preceding twelve (12) calendar month period, or

            (b) if after thirty (30) days following the end of each calendar month after the Closing Date, greater than twenty percent (20.00%) of all Pledged Intervals constitute Blue-Season Timeshare Interests, or

            (c) if after thirty (30) days following the end of each calendar month following the Closing Date, greater than thirty percent (30.00%) of all Pledged Intervals constitute Vintage-type Timeshare Interests, or

            (d) if after thirty (30) days following the end of each calendar month following the Closing Date, greater than ten percent (10.00%) of all Pledged Intervals are located at the Resort known as Holly Lake Resort and the Resort known as Lake O' the Woods Resort, or

            (e) commencing December 31, 2005, and at the end of each calendar quarter thereafter, if Borrower shall have sold less than thirty percent (30%) of the total amount of Pledged Intervals securing the Loan pledged as Collateral to Lender pursuant to the terms of this Agreement and the Loan Documents for the immediate twelve (12) calendar months prior to the applicable test date, or

            (f) a Change in Management shall have occurred, or

            (g) the occurrence and continuance of any Default or Event of Default.

            APPLICABLE LAW -- means any and all federal, state, and local statutes, ordinances, rules, regulations, court orders and decrees, administrative orders and decrees, and other legal requirements of any and every conceivable type applicable to the Loan, this Agreement, the Loan Documents and other Security Documents, Borrower, any Resort or any portion thereof including, without limitation, those regarding access and facilities for handicapped or disabled persons and any required by any Applicable State or any of their administrative agencies.

            APPLICABLE STATES -- means (i) Texas, (ii) Missouri, (iii) Georgia,
(iv) Illinois, (v) Florida and (v) any other state in which Borrower is or becomes qualified to sell Timeshare Interests located at a Resort, provided, that acceptable proof of such qualification (including all applicable licenses and permits) or an exemption therefrom has been delivered to Lender.

            BANKRUPTCY CODE -- means the Bankruptcy Reform Act of 1978, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder, as the same may be amended from time to time.

            BI-ANNUAL TIMESHARE INTEREST -- has the meaning given to such term in the definition of Timeshare Interest.

            BLUE-SEASON TIMESHARE INTERESTS -- means the off-season Timeshare Interest at each Resort more particularly described in Schedule 16 attached hereto.

            BOND HOLDER EXCHANGE TRANSACTION -- means those certain senior subordinate note holder exchange transactions consummated pursuant to (a) that certain Indenture dated as of May 2, 2002 between Silverleaf Resorts, Inc. and Wells Fargo Bank Minnesota, NA., and all documents related thereto, and (b) that certain Indenture dated as of July 7, 2004 between Silverleaf Resorts, Inc. and Wells Fargo Bank, NA., and all documents related thereto, as amended, supplemented and modified from time to time.

LOAN AND SECURITY AGREEMENT

            BOOKS AND RECORDS -- means all books, records, computer tapes, disks, software and micro-fiche records of Borrower solely related to the Pledged Intervals and other Collateral.

            BORROWER -- as defined in the preamble to this Agreement.

            BORROWING BASE -- means, at any date, a maximum outstanding Loan amount equal to the lesser of (i) $15,000,000 or (ii) fifteen percent (15%) of the Retail Value of all Pledged Intervals located in any Resort.

            BORROWING BASE CERTIFICATE -- means a certificate duly executed by an officer of Borrower appropriately completed and in substantially the form of Exhibit G hereto.

            BROKER -- as defined in Section 10.14 of this Agreement.

            BUSINESS DAY -- means a day other than a Saturday or Sunday or a day on which banks in the State of Maryland are required or authorized by law to be closed (other than for a general banking moratorium or holiday for a period exceeding 4 consecutive days).

            CAPITAL LEASE -- means, as to any Person, a lease of any interest in any kind of property or asset by that Person as lessee that is, should be or should have been recorded as a "capital lease" in accordance with GAAP.

            CHANGE IN MANAGEMENT -- means a change of more than fifty percent (50%), in the aggregate, of the following members of the executive management team of Borrower: Robert Mead, Sharon Brayfield, David O'Connor, Harry White, Edward Lahart and Joe Conner (each an "EXECUTIVE MANAGEMENT MEMBER").

            CLOSING DATE -- means April 29, 2005.

            COLLATERAL -- as defined in Section 3.1 of this Agreement.

            COMMITMENT PERIOD -- means the period commencing on the Closing Date and ending on the earliest to occur of:

                  (a) the date on which Lender's obligations hereunder to make Advances are terminated pursuant to this Agreement,

                  (b) the date on which the Obligations are accelerated pursuant to Section 8.2(a) of this Agreement,

                  (c) the date on which any of the Events of Default set forth in Section 8.1 shall have occurred

                  (d) the date on which any Amortization Triggering Event occurs, and

                  (e) April 29, 2008.

            COMMON ELEMENTS -- has the meaning set forth in each Declaration, and includes all recreational and service facilities as well as the land (excluding real property constituting all

LOAN AND SECURITY AGREEMENT
or a part a Timeshare Unit), which are included within each Resort and owned by Borrower, for the common use and enjoyment of a Purchaser of Timeshare Interests.

            COMPENSATION -- as defined in Section 3.1(g) of this Agreement.

            CONDEMNATION COMPENSATION -- as defined in Section 3.6(a) of this Agreement.

            CONSOLIDATED NET INCOME -- means, with respect to any period, the aggregate stated income statement amount of net income of Borrower and its subsidiaries, after deduction of all expenses, taxes and other proper charges paid during such period, excluding extraordinary profits, gains or losses, determined on a consolidated basis in accordance with GAAP.

            CONSTRUCTION COSTS -- means any costs and expenses required to be paid by Borrower under any construction contract or otherwise identified as construction costs (including, without limitation, contractor fees, architect fees, engineering fees, site work and landscaping, interest expenses and professional fees) together with any insurance or bonding costs, related to any construction, remodeling, improvement or renovation work in any way related to any Pledged Interval.

            CONTRACT -- means any purchase contract between one or more unaffiliated natural persons, as purchaser (the "PURCHASER"), and Borrower, as seller, which agreement provides for the sale by Borrower to such Purchaser of one or more Pledged Intervals.

            DEBT SERVICE COVERAGE RATIO -- means, at any time of determination, the ratio of (a) EBITDA of Borrower and its subsidiaries on a consolidated basis, less capital expenditures for the immediately preceding twelve (12) calendar months to (b) the cash Interest Expenses (including all capitalized interest related to the Bond Holder Exchange Transaction which has been expensed but not yet paid by Borrower in full) of Borrower and its subsidiaries on a consolidated basis for the immediately preceding twelve (12) calendar months.

            DECLARANT -- means the status of Borrower as the declarant under the applicable Declaration and the Articles of Incorporation and By-Laws of the related Owner's Association, as amended.

            DECLARATION -- means, collectively, all declarations, covenants, conditions and restrictions, or other restrictive covenants encumbering all or any portion of the real property where a Resort or building in which a Pledged Interval is located, filed in the appropriate official records of the county where such Resort or building is located, and delivered to Lender prior to any Advance being made by Lender to be secured by such Pledged Interval.

            DEFAULT -- means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

            DEFAULT RATE -- means, at any time, the per annum rate of interest equal to the Interest Rate, then in effect, plus 4% per annum; provided, however, that the Default Rate shall in no event exceed the Maximum Rate.

LOAN AND SECURITY AGREEMENT

            DISBURSEMENT AGENT -- means Lender, an affiliate or employee of Lender or any Person as Lender may in its sole discretion select to function as the disbursement agent for the Loan, if any. Any third-party "Disbursement Agent" shall be the exclusive agent of Lender and Borrower shall be required to pay the fees and costs incurred by Lender for Disbursement Agent's administration of the Loan proceeds.

            DZ FACILITY -- means that certain note purchase facility provided by DZ Bank AG Deutsche Zentral-Genossenschaftsbank ("DZ"), as agent for Autobahn Funding Company, LLC, to Borrower pursuant to that certain Amended and Restated Receivables Loan and Security Agreement dated April 30, 2002, as amended, and all documents and other instruments executed in connection therewith, as amended, supplemented and modified from time to time.

            ENVIRONMENTAL PROTECTION LAW -- means each federal, state, county, regional or local law, statute, or regulation enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Substances, and any regulations issued or promulgated in connection with such statutes by any governmental authority and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

            ESCROW AGENT -- as defined in Section 2.8(i) hereof.

            EVENT OF DEFAULT -- as defined in Section 8.1 of this Agreement.

            EXECUTIVE MANAGEMENT MEMBER -- as defined in the definition of Change in Management.

            FAIR MARKET VALUE -- at any time with respect to any Pledged Interval means the sale value of such Pledged Interval that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

            FURNISHINGS -- means the furnishings, furniture, equipment, appliances and fixtures provided by the Silverleaf Club or Borrower at each Resort for use within the Timeshare Units and the Common Elements.

            GAAP -- means generally accepted accounting principals in the United States of America in effect from time to time as applied by nationally recognized accounting firms.

            HAZARDOUS SUBSTANCES -- means any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any Environmental Protection Law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls); provided, however, that "Hazardous Substances" shall not include any substance used by Borrower in the ordinary course of business and in compliance with applicable Environmental Protection Laws.

LOAN AND SECURITY AGREEMENT

            IMPOSITIONS -- as defined in Section 3.7 of this Agreement.

            IMPROVEMENTS -- means all Timeshare Interests, Timeshare Units, Common Elements and other buildings, structures, recreational facilities and appurtenances now located on the Resort.

            INDEMNIFIED PERSONS -- as defined in Section 10.14(a) of this Agreement.

            INDEMNITY AGREEMENT -- means that certain Hazardous Materials Indemnity Agreement of even date herewith executed by Borrower for the benefit of Lender.

            INSURANCE PREMIUMS -- as defined in Section 3.5(a)(iv) of this Agreement.

            INTERCREDITOR AGREEMENT -- means, the intercreditor agreements entered into between Borrower, Lender, and each of Textron Financial Corporation, Sovereign Bank, and any other lenders or financial institutions from time to time providing financing to Borrower and its Affiliates.

            INTEREST EXPENSE -- means total interest expense generated during the period in question (including attributable to conditional sales contracts, capital leases and other title retention agreements in accordance with GAAP) of Borrower and its subsidiaries with respect to all outstanding Indebtedness including accrued interest and interest paid in kind and capitalized interest but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers' acceptance financing.

            INTEREST RATE -- means, with respect to any calendar month, a per annum rate of interest equal to the sum of (i) 3.00%, plus (ii) the Prime Rate then in effect.

            LENDER -- as defined in the preamble to this Agreement.

            LEVERAGE RATIO -- means, as of any date of determination, the ratio of (i) the sum of amounts outstanding under this Agreement plus any other Debt of Borrower and its subsidiaries on a consolidated basis (other than off balance sheet debt that is non-recourse to Borrower and approved by Lender in its Permitted Discretion) to (ii) Borrower's and its subsidiaries' Tangible Net Worth, on a consolidated basis.

            LIEN -- any interest in any real or personal property or other assets securing an obligation owed to, or a claim by, a Person other than the owner of such real property, personal property or other assets, whether such interest is based on the common law, statute or contract, and including, but not limited to, attachments, judgments or tax liens and the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting such real or personal property. For the purpose of this Agreement, Borrower shall be deemed to be the owner of any real or personal property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to such real or personal property has been retained by or vested in some other Person for security purposes.

LOAN AND SECURITY AGREEMENT

            LOAN -- means, at any time, the aggregate principal balance of all Advances outstanding at such time.

            LOAN COSTS -- as defined in Section 10.2 of this Agreement.

            LOAN DOCUMENTS -- means, collectively, this Agreement, each Note, all Security Documents and all other agreements, instruments and documents executed in connection herewith.

            MATERIAL ADVERSE EFFECT -- means a material adverse effect on (a) the condition, operations, assets, business or prospects of the applicable Person or Persons, (b) Borrower's ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Lender's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Lender's rights and remedies under this Agreement and the Security Documents.

            MATURITY DATE -- means April 29, 2008.

            MAXIMUM RATE -- as defined in Section 2.2(b)(v) of this Agreement.

            MONTHLY AVERAGE WEIGHTED LOAN BALANCE -- means, for any calendar month, the quotient of

                  (a) the aggregate of the Daily Loan Balances for each of the days of such month in respect of the Loan, divided by

                  (b) the number of days in such month.

      For purposes of this definition, "DAILY LOAN BALANCE" shall mean, for any day, the amount of the Loan outstanding as of the close of business of Lender for such day after giving effect to all payments received made during such day.

            MORTGAGE -- means, collectively, (a) each of those certain deeds of trust, mortgages, deeds to secure debt and other security agreements delivered to Lender on the Closing Date, and (b) each and every mortgage, deed of trust, deed to secure debt or other security agreement, each executed by Borrower in favor of Lender, granting a security interest and Lien in and to all Pledged Intervals from time to time, in form and substance satisfactory to Lender, as all of the same may hereafter be amended, restated or modified from time to time.

            NEGATIVE PLEDGE -- means those certain negative pledge agreements executed by Borrower in favor of Lender related to Borrower's agreement not to grant any Lien on any Resort Facilities, any rights of Borrower as Declarant, or any contracts or management agreements between Borrower and Silverleaf Club, or any other Property-Related Contracts.

            NET INCOME -- means the net income (or loss) determined in conformity with GAAP.

LOAN AND SECURITY AGREEMENT

            NET WORTH -- means, for any Person, such Person's assets minus liabilities, as determined in accordance with GAAP.

            NOTE -- means, individually and collectively, one or more Promissory Notes, substantially in the form attached hereto as Exhibit H, executed by Borrower from time to time as requested by Lender evidencing the Loan and all Advances under this Agreement, as the same may be amended, modified, divided, split, supplemented and/or restated from time to time.

            OBLIGATIONS -- means all indebtedness, liabilities, obligations, and responsibilities, both financial and otherwise, to which Borrower is subject under any of the Loan Documents, including but not limited to all amounts due or becoming due to Lender in respect of the Loan or any of the Loan Documents, including principal, interest, prepayment premiums, contributions, taxes, insurance premiums, loan charges, custodial fees, reasonable attorneys' and paralegals' fees and expenses and other fees or expenses which are incurred by Lender or advanced to or on behalf of Borrowers by Lender, pursuant to any of the Loan Documents or in connection with Lender's enforcement of the prompt and complete payment and performance by Borrowers of all indebtedness, liabilities and obligations pursuant to this Agreement, any of the other Loan Documents, or otherwise, including, without limitation, obligations of payment and interest that accrue after the commencement of any proceeding under the Bankruptcy Code by or against any such Person.

            ORLANDO BREEZE RESORT CLUB -- means a Texas non-profit corporation established to manage the Resort known as Orlando Breeze Resort in Davenport, Polk County, Florida.

            OWNER'S ASSOCIATION -- means, collectively, each non-profit established homeowner's or similar owner's association established pursuant to a Declaration related to a Resort where a Pledged Interval is located.

            PARTICIPATING LENDER -- means any Person which (a) is the holder of one or more (but not all) of the Notes, or (b) shall have been granted the right by Lender to participate in any Note and the Collateral and shall have entered into a participation agreement in form and substance satisfactory to Lender.

            PERMITTED DISCRETION -- means a determination or judgment made in good faith in the exercise of reasonable (from the perspective of a secured lender) credit or business judgment.

            PERMITTED EXCEPTIONS -- means those title exceptions, liens and encumbrances affecting all or any portion of the Collateral to which Lender consents, as set forth on Schedule 2 of this Agreement.

            PERSON -- means an individual, partnership, corporation, trust, unincorporated organization, limited liability company or a government or agency or political subdivision thereof.

            PLEDGED INTERVAL -- means, individually and collectively, all of Borrower's fee simple ownership interest in and to all real property constituting a completed Timeshare Interest located in a Resort, all to be sold by Borrower to Purchasers and for which a Mortgage has been or will be filed in favor of Lender.

LOAN AND SECURITY AGREEMENT

            PRIME RATE -- means the rate announced from time to time as the "prime rate" by Citibank, N.A., New York, New York; provided, that should Lender be unable to determine such rate, such other indication of the prevailing prime rate of interest as Lender shall reasonably select.

            PROPERTY-RELATED CONTRACT -- means all franchises, permits, trade names, trademarks (and goodwill associated therewith), approvals, leasehold interests (whether as lessor or lessee or sublessor or sublessee), management contracts, marketing contracts, maintenance contracts, utility contracts, security contracts, other servicing contracts, licensing contracts or other similar contracts, and all guaranties of any of the foregoing, whether existing as of the Closing Date or arising after the date hereof, relating, in each case, to each Resort (and the Timeshare Interests and/or the Timeshare Units related thereto).

            PURCHASER -- as defined in the definition of "Contract" in this
Section 1.1.

            RECEIVABLES LOAN -- means that certain receivables loan in the aggregate principal amount of $50,000,000 extended to Borrower and certain of its Affiliates by Lender pursuant to the Receivables Loan Documentation.

            RECEIVABLES LOAN AGREEMENT -- means that certain Receivables Loan and Security Agreement dated as of the date hereof, by and among Borrower, certain of its Affiliates signatory thereto and Lender, as amended, modified or supplemented from time to time.

            RECEIVABLES LOAN DOCUMENTATION -- means any and all certificates, agreements and documents executed in favor of Lender in connection or pursuant to the Receivables Loan Agreement.

            RECEIVABLES LOAN OBLIGATIONS -- means all indebtedness, liabilities, obligations, and responsibilities, both financial and otherwise, to which Borrower and certain of its Affiliates party to the Receivables Loan Agreement is subject under any of the Receivables Loan Documentation, including but not limited to all amounts due or becoming due to Lender in respect of the Loan or any of the Receivables Loan Documentation, including principal, interest, prepayment premiums, contributions, taxes, insurance premiums, loan charges, custodial fees, reasonable attorneys' and paralegals' fees and expenses and other fees or expenses which are incurred by Lender or advanced to or on behalf of Borrower (or its Affiliates party thereto) by Lender, pursuant to any of the Receivables Loan Documentation or in connection with Lender's enforcement of the prompt and complete payment and performance by Borrower (or such Affiliates) and any guarantor thereunder of all indebtedness, liabilities and obligations pursuant to the Receivables Loan Agreement, any of the other Receivables Loan Documentation, or otherwise, including, without limitation, obligations of payment and interest that accrue after the commencement of any proceeding under the Bankruptcy Code by or against any such Person.

            RELEASE FEE-as defined in Section 2.3(f) hereof.

            RELEASE PRICE -- means, with respect to any Pledged Interval constituting a Timeshare Interest to be sold pursuant to a Contract, an amount in cash equal to the greater of (a) twenty-five percent (25%) of the Retail Value of the Timeshare Interest to be sold or (b) an amount sufficient to fully repay to Lender the Loan and all other Obligations under this

LOAN AND SECURITY AGREEMENT

Agreement and the other Loan Documents, based upon Borrower's completion of sales of seventy-five percent (75%) of all Pledged Intervals constituting Collateral for the Loan.

            RELEASED PARTIES -- as defined in Section 10.15 of this Agreement.

            RELEASING PARTIES -- as defined in Section 10.15 of this Agreement.

            RESORTS -- means, collectively, each of the resorts listed in
Schedule 5 attached hereto, each located in an Applicable State, and each where a Pledged Interval owned by Borrower is located, and is for sale by Borrower to Purchasers, together with all improvements now or hereafter located thereon including, as applicable, all roadways, easements, Common Elements, Furnishings, Resort Facilities, equipment, fixtures, licenses and all other appurtenances thereunto belonging.

            RESORT FACILITIES -- means those facilities and amenities at a Resort that are available for use by Purchasers of Pledged Intervals in such Resort and that are more particularly described in Schedule 9 attached hereto; in certain cases such facilities and amenities are not located within the boundaries of the timeshare regime at the applicable Resort as established pursuant to the applicable Declaration, but in such cases are subject to a Use Agreement.

            RESORT MAP -- means the site plan for each Resort recorded as part of the applicable Declaration in the applicable public records.

            RETAIL VALUE -- means the retail sales price of each type of Timeshare Interest (including Weekly Timeshare Interests and Bi-annual Timeshare Interests) constituting a Pledged Interval, identified by Resort, location, type of Timeshare Interest and season, as set forth on Schedule 4 attached hereto, as the same may be hereafter amended and modified from time to time in a manner acceptable to Lender in writing in its Permitted Discretion; provided, however, that in the event that the sum of all actual sales prices for Pledged Intervals sold by Borrower and released by Lender during any calendar quarter (as disclosed to Lender in the inventory report delivered pursuant to Section 7.14(j) hereof) is less than ninety percent (90%) of the aggregate Retail Value of such Pledged Intervals sold by Borrower and released by Lender during such calendar quarter as set forth on Schedule 4, Lender reserves the right in its Permitted Discretion to reduce the Retail Value for such Timeshare Interests set forth on Schedule 4 in an amount equal to the difference between the actual sales price for the Timeshare Interest(s) sold during such calendar quarter and the then applicable Retail Value.

            SALES AND MARKETING PROGRAM -- means the existing policies, terms and procedures followed by Borrower in conducting sales and marketing of Timeshare Interests.

            SALES & MARKETING COSTS -- means all promotion, lead generation, sales commissions and other marketing expenses and costs incurred by Borrower in connection with selling and marketing of the Timeshare Interests (including all Pledged Intervals) in each Resort.

            SECURITY -- shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

LOAN AND SECURITY AGREEMENT

            SECURITY DOCUMENTS -- means this Agreement, the Note, each Mortgage, each Negative Pledge, each Intercreditor Agreement, and all assignments, instruments, certificates, notices, requests for advances and other documents now or hereafter executed and delivered in connection with the transactions contemplated herein.

            SILVERLEAF CLUB -- means the Texas non-profit corporation, which manages all of the Resorts, other than Orlando Breeze Resort.

            SOVEREIGN FACILITY -- means, individually and collectively, each of those certain credit facilities provided by Sovereign Bank to Borrower pursuant to (a) that certain Second Amended and Restated Revolving Credit Agreement dated as of July 30, 2004, and (b) that certain Inventory and Receivables Revolving Credit Agreement dated as of July 30, 2004, including all other documents and instruments executed in connection therewith, as all of the same have been and may hereafter be amended, supplemented and modified from time to time.

            SUBSEQUENT ADVANCE -- as defined in Section 6 of this Agreement.

            SUBSEQUENT ADVANCE DATE -- as defined in Section 6 of this
Agreement.

            SUSPENSION OF SALES ORDER OR SANCTION -- the issuance of any stay order, cease and desist order or similar judicial or nonjudicial sanction prohibiting the sale or marketing of Timeshare Interests.

            TANGIBLE NET WORTH -- means, for any Person, such Person's tangible assets minus liabilities, plus subordinated debt as approved by Lender, as determined in accordance with GAAP.

            TAXES -- as defined in Section 2.8 of this Agreement.

            TEXTRON FACILITY -- means, individually and collectively, those certain credit facilities provided by Textron Financial Corporation to Borrower pursuant to (a) that certain Amended and Restated Loan, Security and Agency Agreement (Tranche A) dated as of April 30, 2002, (b) that certain Amended and Restated Loan, Security and Agency Agreement (Tranche B) dated as of April 30, 2002, (c) that certain Loan and Security Agreement (Tranche C) dated as of April 17, 2001, and (d) that certain Amended and Restated Loan and Security Agreement dated as of March 5, 2004, and all documents and other instruments executed in connection therewith, as all of the same have been and may hereafter be amended, supplemented and modified from time to time.

            THIRD-PARTY OFFER -- as defined in Section 2.6 of this Agreement.

            TIMESHARE INTEREST -- means a fee simple ownership interest in a Timeshare Unit located at a Resort to be sold by Borrower to Purchasers comprised of either: (i) a Timeshare Interest which provides a Purchaser with a seven (7) consecutive day right of occupancy in a Timeshare Unit located in a Resort every year ("Weekly Timeshare Interest"); or (ii) any combination of a Timeshare Interest which provides a Purchaser with a seven (7) consecutive day right of occupancy in a Timeshare Unit located in a Resort every other year ("Bi-annual Timeshare Interest"), as set forth in the applicable Declaration, with such interest being entitled

LOAN AND SECURITY AGREEMENT
to the right to the possession, use and occupancy of a Timeshare Unit located in a Resort during the applicable time periods sold for such Weekly Timeshare Interest or Bi-annual Timeshare Interest, as applicable, and the use of all Resort Facilities.

            TIMESHARE MORTGAGE -- means, with respect to any Timeshare Note, a mortgage in and to the Timeshare Interest whose purchase is being financed, in whole or part, by such Timeshare Note.

            TIMESHARE NOTE -- means any promissory note made payable to the order of Borrower (or its Affiliate) or other third party which provides for payment of the deferred purchase price of one or more Timeshare Interests purchased by the Purchaser thereof.

            TIMESHARE UNIT -- means a residential unit at a Resort.

            TITLE INSURANCE POLICY -- as defined in Section 5.11 hereof.

            UNIFORM COMMERCIAL CODE -- means the applicable Uniform Commercial Code as adopted and in force from time to time.

            UNUSED LINE FEE -- means a fee payable to Lender in an amount calculated as of the last day of each calendar month equal to one quarter of one percent (0.250%) per annum of the difference between (a) $15,000,000 and (b) the average outstanding principal balance of the Loan during such month.

            USE AGREEMENT -- means each of those certain Recreation and Use Agreements whereby Purchasers have been granted the right to use and enjoy the Resort Facilities as described on Schedule 7 attached hereto.

            VINTAGE-TYPE TIMESHARE INTERESTS -- means the Timeshare Interests more particularly described in Schedule 16 attached hereto.

            VOTING EQUITY -- means Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions) of such corporation or, in the case of a Person which is not a corporation, Securities or similar equity or partnership interests which entitle the holder thereof to elect, select or control the management or policies of such Person.

            WEEKLY TIMESHARE INTEREST -- has the meaning given such term in the definition of Timeshare Interest.

      1.2 DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provisions shall be applicable whether such action is taken directly or indirectly by such Person.

      1.3 HEADINGS. Section headings have been inserted in this Agreement as a matter of convenience of reference only; such section headings are not a part of this Agreement and shall not be used in the interpretation of this Agreement.

LOAN AND SECURITY AGREEMENT

      1.4 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be determined or made in accordance with generally accepted accounting principles, procedures and practices consistently applied at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

2.    ADVANCES AND NOTE

      2.1 TERMS OF THE ADVANCES. Lender agrees, pursuant to the terms of this Agreement and subject to the satisfaction of the conditions precedent in Article 5 or Article 6 of this Agreement (as the case may be), to make one or more advances (individually, an "ADVANCE" and collectively, the "ADVANCES") to Borrower from time to time during the Commitment Period, subject at all times to the Borrowing Base, provided that

            (a) no Advance shall be made

                  (i) following the occurrence of any Amortization Triggering Event, unless otherwise agreed to by Lender in its sole discretion;

                  (ii) unless the conditions precedent, as applicable for such Advance, set forth in Sections 5 and 6 hereof, have been satisfied or waived in writing; or

                  (iii) if a Default or Event of Default shall then exist;

                  (iv) unless Lender has approved in its Permitted Discretion the Collateral (including all Pledged Intervals) proposed to secure such Advance;

                  (v) unless, after making such Advance, the aggregate amount of all Blue-season Timeshare Interests which constitute Pledged Intervals securing the Loan is less than twenty percent (20%) of all Pledged Intervals;

                  (vi) unless, after making such Advance, the aggregate amount of all Vintage-type Timeshare Interests which constitute Pledged Intervals securing the Loan is less than thirty percent (30%) of all Pledged Intervals;

                  (vii) unless, after making such Advance, the aggregate amount of all Pledged Intervals securing the Loan located at the Resorts known as Lake O' the Woods and Holly Lake Resort, collectively, is less than ten percent (10%) of all Pledged Intervals;

                  (viii) if the Pledged Interval is located at a Resort where Borrower has received a Suspension of Sales Order or Sanction; and

                  (ix) following delivery by Lender of a notice of the occurrence of a Default or otherwise as set forth in Sections 8.1(a) or 8.1(c) hereof, until such time as the applicable failure to comply or violation subject of such notice is satisfied or cured by Borrower;

LOAN AND SECURITY AGREEMENT

            (b) on the date of the making of any Advance the aggregate original principal amount of all such Advances made hereunder shall not exceed the Borrowing Base, determined as of such date;

            (c) Lender shall have received a written request for the Advance in the form attached hereto as Exhibit E or Exhibit F, as applicable, together with a completed and executed Borrowing Base Certificate in the form of Exhibit G;

            (d) unless otherwise agreed to by Lender in its sole discretion, each Advance shall be in a principal amount of not less than $250,000 (provided, if less than $250,000 remains available under the Borrowing Base, the amount of the Advance may equal the balance of the amount under the Borrowing Base then remaining); and

            (e) no more than one (1) Advance shall be made in any calendar month.

      Other than as provided in Section 2.3, Section 3.5 and Section 3.6 hereof, Borrower may not prepay the Loan.

      The Loan shall be payable in the manner set forth in Section 2.3 of this Agreement. The Loan shall be due and payable on the Maturity Date, subject to earlier prepayment as herein provided or as otherwise provided in any other Loan Document, together with any accrued interest thereon then remaining unpaid and any other unpaid amounts outstanding under the Note or under any of the other Loan Documents. The initial Advance shall be disbursed on terms and conditions set forth in Article 5 of this Agreement and otherwise satisfactory to Lender, and each Subsequent Advance hereunder shall be disbursed by Lender in the manner set forth in Article 6 of this Agreement.

      The Loan is a revolving credit facility, and Borrower shall be permitted, subject to the terms of this Agreement, to reborrow amounts repaid and applied to reduce the Loan.

      2.2 THE LOAN; RATE OF INTEREST; RECEIPT OF PAYMENTS.

            (a) THE LOAN. The aggregate outstanding amounts of all Advances, all other amounts outstanding pursuant to this Agreement, and all other Obligations pursuant to this Agreement shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date.

            (b) EVIDENCE OF LOANS. Lender shall maintain true, correct and complete electronic or written records in which it will record (i) the amount of each Advance made hereunder, (ii) the amount of any principal and/or interest due and payable and/or to become due and payable from Borrower and payable to Lender hereunder and (iii) all amounts received by Lender hereunder from Borrower.

            (c) EVIDENCE OF INDEBTEDNESS. The entries made in the electronic or written records maintained pursuant to subsection (b) of this Section 2.2 (the "REGISTER") shall be prima facie evidence of the existence and amounts of the obligations and indebtedness therein recorded; provided, however, that the failure of the Lender to maintain such records or any error therein shall not in any manner affect the obligations of Borrower to repay the correct amounts

LOAN AND SECURITY AGREEMENT
owed pursuant to the Loan, including all Advances made by Lender, and all other Obligations in accordance with the terms of this Agreement and all other Loan Documents.

            (d) MONTHLY STATEMENTS. Lender will account to Borrower monthly with a written statement of Advances under the Loan, and any charges and payments made pursuant to this Agreement, provided, however, that the failure of Lender to provide such written statement shall not constitute a default or breach by Agent of this Agreement or any other Loan Document and in the absence of manifest error, such accounting rendered by Lender shall be deemed final, binding and conclusive unless Lender is notified by Borrower in writing to the contrary within fifteen (15) calendar days of receipt of each accounting, which notice shall be deemed an objection only to items specifically objected to therein.

            (e) NOTES. Borrower agrees that:

                  (i) upon written notice by Lender to Borrower that a promissory note or other evidence of indebtedness is requested by Lender to evidence the Loan and other Obligations owing or payable to, or to be made by, Lender, Borrower shall promptly (and in any event within ten (10) Business Days of any such request) execute and deliver to Lender an appropriate promissory note or notes in form and substance acceptable to Lender and Borrower and substantially in the form of Exhibit H attached hereto payable to the order of Lender in a principal amount equal to the amount of the Loan owing or payable to Lender;

                  (ii) all references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued (and not returned to the Borrower for cancellation) hereunder, as the same may be amended, modified, divided, supplemented and/or restated from time to time; and

                  (iii) upon Lender's written request, and in any event within ten (10) Business Days of any such request, Borrower shall execute and deliver to Lender new Notes (on substantially the same terms and in substantially the same form) and/or divide the Notes in exchange for then existing Notes in such smaller amounts or denominations as Lender shall specify in its sole and absolute discretion; provided that the aggregate principal amount of such new Notes shall not exceed the aggregate principal amount of the Notes outstanding at the time such request is made; and provided, further, that such Notes that are to be replaced shall then be deemed no longer outstanding hereunder and replaced by such new Notes and returned to Borrower within a reasonable period of time after Lender's receipt of the replacement Notes.

            (f) RATE OF INTEREST.

                  (i) Interest shall accrue on the Loan, as more particularly provided for in this clause (b), and shall be due monthly in arrears on the first day of the month following the month in respect of which such interest accrued, provided that all accrued and unpaid interest on the Maturity Date shall be due on the Maturity Date, subject to earlier prepayment as provided herein or in any other Loan Document. Interest shall be applied as provided in Section 2.3(a)(ii) of this Agreement. Subject to the accrual of

LOAN AND SECURITY AGREEMENT
      interest on the Loan after the occurrence of a Default or Event of Default, as more particularly provided in this clause (b), the Monthly Average Weighted Loan Balance in respect of the Loan for each calendar month shall bear interest at a rate per annum equal to the Interest Rate.

                  (ii) Interest shall be calculated under this clause (b) on the basis of actual days elapsed over a period of a 360 day year.

                  (iii) Each Advance shall bear interest as of the date of Lender's wiring of funds thereof through the date of the receipt by Lender of the repayment of such Advance (if the repayment of all or any portion of any Advance is received by Lender later than 1:00 pm, Eastern time, then interest accrual thereon shall be through the next Business Day following such receipt). After the occurrence of any Default or Event of Default or after the Maturity Date (if the aggregate principal balance of the Advances and any other sums due under any Security Document or Loan Document is not paid in full on the Maturity Date), the Loan will bear interest at the Default Rate.

                  (iv) Whenever, subsequent to the date of this Agreement, the Prime Rate is increased or decreased, the Interest Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Prime Rate on and after the day of such change (subject to the Maximum Rate).

                  (v) Borrower and Lender intend to comply at all times with applicable usury laws. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Lender exceed the maximum amount permissible under Applicable Law (the "MAXIMUM RATE"). Lender may, in determining the Maximum Rate in effect from time to time, take advantage of any law, rule or regulation in effect from time to time available to Lender which exempts Lender from any limit upon the rate of interest it may charge or grants to Lender the right to charge a higher rate of interest than that otherwise permitted by Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the Maximum Rate, the interest payable to Lender shall be reduced to the Maximum Rate; and if from any circumstance Lender shall ever receive anything of value deemed interest by Applicable Law in excess of the Maximum Rate, an amount equal to any excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest on the Loan for such full period shall not exceed the Maximum Rate. Borrower agrees that in determining whether or not any interest payment under the Security Documents or other Loan Documents exceeds the Maximum Rate, any non-principal payment (except payments specifically described in the Security Documents as "interest") including without limitation, late charges, shall to the maximum extent not prohibited by law, be an expense, fee or premium rather than

LOAN AND SECURITY AGREEMENT
      interest. Lender hereby expressly disclaims any intent to contract for, charge or receive interest in an amount which exceeds the Maximum Rate. The provisions of this Agreement, the Note, all other Security Documents and Loan Documents are hereby modified to the extent necessary to conform with the limitations and provisions of this paragraph, and this paragraph shall govern over all other provisions in any document or agreement now or hereafter existing. This paragraph shall never be superseded or waived unless there is a written document executed by Lender and Borrower, expressly declaring the usury limitation set forth in this paragraph to be null and void, and no other method or language shall be effective to supersede or waive this paragraph.

            (g) INTEREST AND OTHER PAYMENTS DUE ON HOLIDAYS. If any payment due on, or with respect to, this Agreement, any Note or any other Security Document or Loan Document shall fall due on a day other than a Business Day, then such payment shall be made on the 1st Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, and such interest shall accrue and be payable to (but not including, subject to clause (d) below) the actual date of payment.

            (h) APPLICATION OF PAYMENTS RECEIVED AFTER 1:00 PM. Any payment actually received by Lender at or before 1:00 pm, Eastern time, by federal funds wire transfer on any Business Day, shall be deemed to have been received by Lender on such day. Any payment actually received by Lender after 1:00 pm, Eastern time, by federal funds wire transfer on any Business Day, shall be deemed to have been received on the next following Business Day. All payments received by Lender on a day other than a Business Day, or in a manner other than by federal funds wire transfer, shall be deemed to have been received by Lender on the Business Day such amounts actually become available to Lender prior to 1:00 pm, Eastern time in immediately available funds.

      2.3 MANDATORY PREPAYMENTS OF LOAN; VOLUNTARY PREPAYMENTS OF LOAN.

            (a) MANDATORY PREPAYMENTS.

                  (i) SALES.

                        (A) Following the occurrence of any Amortization
            Triggering Event, if elected by Lender in its sole discretion, Borrower agrees to retain one or more nationally recognized title insurance company or other escrow agent (the "Escrow Agent") acceptable to Lender and to use its best efforts to have each Escrow Agent execute and deliver to Lender an escrow account acknowledgment in form and substance satisfactory to Lender. The escrow procedures utilized by the Escrow Agent, following the occurrence of any Amortization Triggering Event, shall be satisfactory to Lender.

                        (B) With respect to each sale of a Pledged Interval,
            Borrower shall deliver, or cause to be delivered, to Lender the Release Fee required hereunder for such Pledged Interval, and following the occurrence of any

LOAN AND SECURITY AGREEMENT

            Amortization Triggering Event, the Release Price required hereunder for such Pledged Interval. Following the occurrence of any Amortization Triggering Event, upon receipt of payment of the Release Price, Lender shall credit the Release Price payment as provided in Section 2.3(a)(ii) hereof.

                        (C) Lender reserves the right to adjust and re-calculate
            the Release Price (i) in the event of a reduction in the number of Pledged Intervals then remaining, (ii) if the purchase price under any Contract is less than ninety percent (90%) of the Retail Value set forth in Schedule 4 for such Timeshare Interest constituting a Pledged Interval, or (iii) if Lender determines in its sole discretion that sales of the remaining Pledged Intervals are insufficient to enable all Obligations arising under this Agreement and the other Loan Documents to be repaid in full on or before Borrower's sale of seventy-five percent (75%) of the aggregate number of all Pledged Intervals.

                        (D) Following the occurrence of any Amortization
            Triggering Event, Borrower shall, or if applicable, shall instruct the Escrow Agent, to deliver the applicable Release Price in respect of each Pledged Interval sold, to be sold or otherwise requested by Borrower to be released from the Liens created by this Agreement and the other Security Documents, received by the Escrow Agent on or before the proposed date by Borrower for releasing the Lien encumbering such Pledged Interval, directly to Lender upon receipt by Borrower or the Escrow Agent, as applicable. Borrower acknowledges, and, as applicable, shall instruct the Escrow Agent that Lender shall not authorize the recording of any partial release of its Lien related to a sold Pledged Interval prior to Lender's receipt of the Release Fee and, following the occurrence of an Amortization Triggering Event, the Release Price.

                        (E) Following the occurrence and during the continuance
            of an Event of Default, unless otherwise agreed to by Lender, Lender shall not be obligated to release its Lien on any Collateral.

                  (ii) APPLICATION OF PROCEEDS. Following the occurrence of any Amortization Triggering Event, all payments delivered to Lender under this
      Section 2.3 in good, collected funds in legal tender of the United States of America shall be applied to the Obligations by Lender as follows:

                        first, towards the payment of fees, costs and expenses
                  as set forth in Section 10.2 of this Agreement,

                        second, towards the payment of accrued and unpaid
                  interest under this Agreement in respect of the Loan,

                        third, to the payment of the Loan, and

                        fourth, towards the payment of all other Obligations.

LOAN AND SECURITY AGREEMENT

            Interest which accrues on the Loan in respect of any month shall be due and payable on, and shall be paid by Borrower no later than, the first day of the following calendar month. To the extent that any interest due and payable as of the first day of any month shall not have been previously paid in full by the application of the proceeds of the cash down payments, cash payments, loan proceeds and sales proceeds, as set forth above or by the application of any Release Prices or excess Borrowing Base payments made during such month, as set forth in Section 2.3(d) and (e) hereof, respectively, Borrower shall immediately pay such shortfall.

            (iii) SUSPENSION OF SALES. If Borrower receives any Suspension of Sales Order or Sanction related to Pledged Intervals located at any Resort which remains outstanding for more than thirty (30) days from the date of its entry, Borrower shall either (a) provided no Event of Default or Amortization Triggering Event has occurred, pledge to Lender unencumbered and unsold Timeshare Interests which shall constitute Pledged Intervals (which comply with all requirements set forth in Section 2.1 and Article VI hereof) sufficient to maintain the Borrowing Base, or (b) promptly pay to Lender an amount equal to all Advances made to Borrower secured by the Pledged Intervals located at such Resort, unless such Suspension of Sales Order or Sanction has been discharged in full or stayed by appeal, bond or otherwise.

            (b) PREPAYMENTS UNCONDITIONAL. Notwithstanding any other term or provision contained in this Agreement, Borrower's payment obligations are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason.

            (c) LIMITED VOLUNTARY PREPAYMENTS. Borrower may prepay the Loan in whole and terminate this Agreement prior to the Maturity Date; provided, however, that any such prepayment in full other than through the payments of Release Prices, or any termination of this Agreement, (a) made prior to April 29, 2007, shall be subject to a prepayment premium in an amount equal to $450,000, and (b) made thereafter shall be subject to no prepayment premium. Any prepayments in full other than through the payments of Release Prices or any termination of this Agreement hereunder shall be made only after forty-five (45) days prior written notice from Borrower to Lender.

            (d) RELEASE PAYMENTS. Payments of Release Prices shall be applied by Lender when received in good, collected funds as set forth in Section 2.3(a)(ii) hereof. To the extent that Borrower delivers, or causes to be delivered, all cash down payments, deposits, cash payments, loan proceeds and sales proceeds in respect of the sale of any Pledged Interval, as provided for under this Section 2.3, and such funds are at least equal to any applicable Release Price for such Pledged Interval, such payments and proceeds shall be deemed to have satisfied the Release Price in respect of such Pledged Interval in an amount of, and to the extent that, such moneys are actually applied under Section 2.3(a)(ii). No Release Price shall be payable prior to the occurrence of an Amortization Triggering Event.

            (e) BORROWING BASE. If on any date the aggregate original principal amount of all Advances shall exceed the Borrowing Base, determined as of such date, Borrower shall either (i) immediately pay the amount of such excess to Lender together with interest accrued thereon to (but not including) the date of such payment and such amounts shall be applied by

LOAN AND SECURITY AGREEMENT

Lender when received in good, collected funds as set forth in clauses second and third of Section 2.3(a)(ii) hereof or (ii) provided no Event of Default or Amortization Triggering Event has occurred, pledge to Lender unencumbered and unsold Timeshare Interests which shall constitute Pledged Intervals (which comply with all requirements set forth in Section 2.1 and Article VI hereof) sufficient to cure such Borrowing Base deficiency within fifteen (15) Business Days; provided, however that, unless otherwise agreed to by Lender, Borrower shall not be permitted to pledge additional unsold Timeshare Interests to cure such Borrowing Base deficiency more than once each calendar quarter. If the outstanding principal amount hereunder shall exceed $15,000,000, Borrower shall immediately pay the amount of such excess to Lender together with interest accrued thereon to (but not including) the date of such payment and such amounts shall be applied by Lender when received in good, collected funds as set forth in clauses second and third of Section 2.3(a)(ii) hereof.

            (f) MANDATORY CONDEMNATION PAYMENTS. Upon the delivery of any Condemnation Compensation to Borrower, any Owner's Association and/or any Purchaser, if such Condemnation Compensation is not required to be used to repair, replace or improve the Pledged Intervals or the Resort in accordance with the terms of this Agreement, the applicable Declaration or Applicable Law, Borrower shall immediately repay the Loan in an amount equal to the amount of such Condemnation Compensation delivered to Borrower, any Owner's Association and/or such Purchaser(s). Such repayments shall be applied in the manner set forth in Section 2.3(a)(ii) hereof.

      2.4 PARTICIPATING LENDER. Lender shall have the right, without prior notice to Borrower or the approval of Borrower, to designate one or more Participating Lenders and to grant to such Participating Lenders participations in the Loan, on terms and conditions satisfactory to Lender. Such Participating Lenders shall communicate and deal only with Lender in respect to such Participating Lenders' interests in the Loan, the Collateral and enforcement of remedies with respect to the Collateral and Borrower shall communicate and deal hereunder only with Lender and not with any Participating Lender. Borrower shall not be liable hereunder to make any payment to any Participating Lender; all of Borrower's Obligations hereunder shall run directly to Lender. Nothing in this Agreement shall restrict or limit any Participating Lender from assigning all or any part of the participations acquired by it in the Loan from Lender or from Lender replacing or causing the replacement of one or more Participating Lenders. Unless Lender provides thirty (30) days prior written notice to Borrower to the contrary, no Participating Lender shall have the right to consent to any request of Borrower made pursuant to this Agreement or any Loan Document, and Borrower shall be entitled to make any such consent requests solely to Lender.

      2.5 FEES.

            (a) COMMITMENT FEE. Borrower agrees to pay to Lender a non-refundable commitment fee of $150,000 at the time the initial Advance is made by Lender.

            (b) UNUSED LINE FEE. Monthly in arrears on the first Business Day of each calendar month until the Maturity Date, Borrower agrees to pay to Lender the Unused Line Fee; provided, however, that the Unused Line Fee shall be waived during the first six (6) months following the Closing Date and, at any time thereafter, in the event the

LOAN AND SECURITY AGREEMENT
      average outstanding principal balance of the Loan is in excess of $10,000,000 during such period of determination.

            (c) RELEASE FEE. Borrower shall pay to Lender an administrative release fee equal to $10 (the "RELEASE FEE") for each Pledged Interval sold or otherwise released. Such Release Fee shall be due and payable to Lender whether or not a Release Price is due and payable to Lender and whether or not all Obligations have been paid in full.

      2.6 COMPUTATION OF FEES; LAWFUL LIMITS. All fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in each calculation period, as applicable. In no contingency or event whatsoever, whether by reason of acceleration or otherwise, shall the interest and other charges paid or agreed to be paid to Lender for the use, forbearance or detention of money hereunder exceed the maximum rate permissible under Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If, due to any circumstance whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall exceed any such limit, then, the obligation to be so fulfilled shall be reduced to such lawful limit, and, if Lender shall have received interest or any other charges of any kind which might be deemed to be interest under Applicable Law in excess of the maximum lawful rate, then such excess shall be applied first to any unpaid fees and charges hereunder, then to unpaid principal balance owed by Borrower hereunder, and if the then remaining excess interest is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate. The terms and provisions of this Section 2.6 shall control to the extent any other provision of any Loan Document is inconsistent herewith.

      2.7 LATE FEE. Notwithstanding any other provision of any Loan Document, if any payment, interest, Obligation, fee, charge or other amount due under any Loan Document is not received by Lender within one (1) Business Day of its due date (other than a final payment due at maturity or upon acceleration of the Obligations), then Borrower shall pay to Lender a late charge equal to 5.0% of the amount not timely made or paid.

      2.8 TAXES AND OTHER CHARGES. All payments and reimbursements to Lender made under this Agreement or any Loan Document shall be free and clear of and without deduction for all taxes, levies, imposts, deductions, assessments, charges or withholdings, and all liabilities with respect thereto of any nature whatsoever ("TAXES"), excluding taxes to the extent imposed on Lender's net income. If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable under this Agreement or any Loan Document to Lender, then the sum payable to Lender shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made. Notwithstanding any other provision of this Agreement or any Loan Document, if at any time after the Closing or the making of any Advance (a) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof,
(b) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (c) compliance by Lender with any Applicable Law: (i) subjects Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to this Agreement or any Loan Document, or changes the basis of taxation of payments to Lender of

LOAN AND SECURITY AGREEMENT
any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment fees or other fees payable hereunder or changes in the rate of tax on the overall net income of Lender), or (ii) imposes on Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein; and the result of any of the foregoing is to increase the cost to Lender of making or continuing or maintaining any Loan hereunder or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Lender any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this Section
2.8 it shall promptly notify, in reasonable detail, Borrower of the event by reason of which Lender has become so entitled, and each such notice of additional amounts payable pursuant to this Section 2.8 submitted by Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes. Notwithstanding the foregoing, in the event Lender requests Borrower pay the amounts required pursuant to this Section 2.8, Borrower shall have the right following ninety (90) Business Days of Borrower's receipt of such request, to prepay the Loan in whole, but not in part, and terminate this Agreement without paying any prepayment premium described in Section 2.3(c) hereof; provided Borrower shall pay to Lender within thirty (30) Business Days of Borrower's receipt of such request all such amounts required pursuant to this
Section 2.8 for the period of time prior to Borrower prepaying the Loan in full and terminating this Agreement.

3. COLLATERAL

      3.1 SECURITY. For the purpose of securing the prompt and complete payment and performance by Borrower of all of the Obligations, Borrower does unconditionally and irrevocably hereby grant to Lender a first priority security interest in, and a Lien upon the following assets of Borrower, whether now owned or hereafter acquired (such assets being herein referred to as the "COLLATERAL"):

            (a) all other accounts, contract rights, general intangibles, documents, instruments, chattel paper and proceeds of Borrower related solely to the Pledged Intervals and not other Timeshare Interests or Timeshare Units;

            (b) all Books and Records;

            (c) all of Borrower's right, title and interest of whatever character (whether as owner, vendor, mortgagee, chattel lessee, Declarant, Timeshare Unit owner, Timeshare Interest owner or otherwise, whether vested or contingent and whether now owned or hereafter acquired) in and to the Pledged Intervals;

            (d) all of Borrower's right, title and interest of whatever character (whether as owner, chattel lessee, Declarant, Timeshare Unit owner, Timeshare Interest owner, or otherwise, whether vested or contingent and whether now owned or hereafter acquired) in and to any and all judgments, settlements, claims, awards, insurance proceeds and other proceeds and compensation, and any interest thereon (collectively, "COMPENSATION"), now or hereafter made or payable in connection with (i) any casualty or other damage to all or any part of any Pledged Interval, (ii) any condemnation proceedings affecting any Pledged Interval or any rights thereto

LOAN AND SECURITY AGREEMENT
or any interest therein, (iii) any damage to or taking of any Pledged Interval or any rights thereto or any interest therein arising from or otherwise relating to any exercise of the power of eminent domain (including, without limitation, any and all Compensation for change of grade of streets or any other injury to or decrease in the value of any Pledged Interval), or any conveyance in lieu of or under threat of any such taking, (iv) any and all proceeds of any sale, assignment or other disposition of any Pledged Interval or any rights thereto or any interest therein, (v) any and all proceeds of any other conversion (whether voluntary or involuntary) of any Pledged Interval or any rights thereto or any interest therein or to cash or any liquidated claim, and (vi) any and all refunds and rebates of or with respect to any Insurance Premium, any Imposition or any other charge for utilities relating to any Pledged Interval (including, without limitation, any and all refunds and rebates of or with respect to any deposit or prepayment relating to any such Insurance Premium, Imposition or charge), and any and all interest thereon, whether now or hereafter payable or accruing;

            (e) all other "Mortgaged Property," as such term is defined in each Mortgage and all options that Borrower may obtain; and

            (f) all proceeds arising from the rent or sale of unsold Pledged Intervals;

whether such Collateral shall be presently in existence or whether it shall be acquired or created by Borrower at any time hereafter, wherever located, together with the products and proceeds thereof, and any replacements, additions and/or accessions thereto and substitutions thereof and after-acquired property.

      Borrower consents and agrees that Lender shall be under no obligation to marshal any assets (including, without limitation, any pledged membership interests or any life insurance proceeds) in favor of Borrower, or against or in payment of any or all of the Obligations.

      3.2 UNDERTAKINGS REGARDING COLLATERAL.

            (a) MAINTENANCE OF PERFECTION. Lender shall not be required to take any steps to perfect or maintain the perfection of its first priority security interest in the Collateral and no loss of, or damage to, the Collateral shall release Borrower from any of the Obligations.

            (b) NO ASSUMPTION OF OBLIGATIONS. The execution and delivery of this Agreement, and the granting of the Liens in and to the Collateral, shall not subject Lender to, or transfer or pass to Lender or in any way affect or modify, the liability of Borrower under any or all of the Contracts, the Property-Related Contracts or in connection with any Resort, any Declaration or any Owner's Association's Articles of Incorporation or By-Laws, it being understood and agreed that notwithstanding this Agreement, and the granting of the Liens in and to the Collateral, all of the obligations of Borrower (whether as owner, chattel lessee, vendor, mortgagee, Declarant, Timeshare Unit owner, Timeshare Interest owner or otherwise) to each and every other party under each and every one of the Contracts and the Property-Related Contracts and/or in connection with any Resort or any Declaration, the Articles of Incorporation and By-Laws of any Owner's Association shall be and remain enforceable by such other party, its successors and assigns, only against Borrower or Persons other than Lender, and Lender has not assumed any of the obligations or duties of Borrower under or with respect to any of the

LOAN AND SECURITY AGREEMENT

Contracts, or the Property-Related Contracts or otherwise in connection with any Declaration or the Articles of Incorporation and By-Laws of any Owner's Association.

            (c) NO OBLIGATION TO TAKE ACTION. Borrower hereby agrees and acknowledges that neither the acceptance of this Agreement or any other Security Document by Lender nor the exercise of, or failure to exercise, any right, power or remedy in this Agreement or in any other Security Document conferred upon Lender shall be deemed or construed to obligate Lender to pay any sum of money, take any other action or incur any liability in connection with, or collect or realize upon, any of the Contracts or any other Collateral. It is further agreed and understood by Borrower that Lender shall not be liable in any way for any cost, expense or liability connected with, or any charge or liability arising from, any of the Contracts, any of the contracts of purchase in respect of the Timeshare Units, any of the Property-Related Contracts or any other Collateral.

            (d) INDEMNIFICATION. Borrower hereby agrees to indemnify Lender, and hold it harmless, from any and all liability, loss or damage which it may or might incur by reason of any and all claims and demands whatsoever which may be asserted against Lender arising out of, as a result of, or otherwise connected with, the Liens hereby granted to Lender by Borrower under or in respect of any of the Contracts or any other Collateral by reason of (i) the failure by Borrower to perform any obligations or undertakings required to be performed by Borrower under or in connection with any of such Contracts, the Property-Related Contracts or any other Collateral, (ii) any failure by Borrower, in connection with any of such Contracts, the Property-Related Contracts or any other Collateral, to comply with any applicable federal, state or local consumer credit, sale rescission or usury statute, including, without limitation, any such statute of any state in which a Purchaser may reside, the Consumer Credit Protection Act, as amended, the Federal Trade Commission Act, as amended, the consumer credit laws and subdivision laws of each Applicable State, as amended, and all rules and regulations promulgated under the foregoing statutes, acts and codes, the Interstate Land Sales Full Disclosure Act, and the rules and regulations promulgated thereunder, and (iii) failure by Borrower to comply with any applicable federal, state or local statutes, ordinances or declarations and the restrictions, rules and regulations promulgated thereunder or contained therein pertaining to the use or operation of any Pledged Interval or any Resort (including, without limitation, the statutes, ordinances, declarations, restrictions, rules and regulations of any Applicable State or its agencies or municipalities), or to otherwise discharge its duties and obligations under Applicable Law, under each Declaration or any Owner's Association's Articles of Incorporation or By-Laws as Declarant, unless such claims or demands were directly a result of Lender's gross negligence or willful misconduct.

      3.3 FINANCING STATEMENTS. Borrower hereby authorizes Lender to file any financing statements on Borrower's behalf required by the Uniform Commercial Code together with any and all other instruments or documents and take such other action, as may be necessary to perfect, and to continue the perfection of, Lender's security interest and Liens in the Collateral. The parties agree that a legible carbon, photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

      3.4 LOCATION OF COLLATERAL; BOOKS AND RECORDS. All Books and Records are to remain, at all times, on the premises of Borrower either at 1221 River Bend Drive, Dallas, Texas

LOAN AND SECURITY AGREEMENT

75247 or at any Resort, and Borrower represents and warrants to Lender that all of the currently existing Books and Records is now located there, and Borrower will not transfer the Books and Records from such premises to other locations without the prior written approval of Lender. Borrower shall, upon receipt of a written request therefor from Lender after the occurrence of an Event of Default, deliver to Lender then current copies of all computer tapes, disks, software and micro-fiche records constituting, in whole or in part, the Books and Records.

      3.5 INSURANCE OF COLLATERAL.

            (a) MAINTENANCE OF INSURANCE.

                (i) Borrower agrees to maintain or cause to be maintained or, as provided under the applicable Declaration, cause the applicable Owner's Association to maintain, insurance (with financially sound and reputable insurers) with respect to

                        (1) all Pledged Intervals and each Resort,

                        (2) the personal property located at each Resort
            (including, without limitation, the Resort Facilities and other furniture, fixtures and furnishings thereof),

                        (3) all other equipment and other personal property of
            every nature whatsoever now or hereafter located in or on, or attached to, and used or intended to be used in connection with each Resort, and

                        (4) the Books and Records and other valuable papers,

            against casualties, contingencies, hazards and such other risks (including, without limitation, (A) fire, hurricane, tornado, wind damage, and such other risks insured against by a standard all-risk property and fire insurance policy and endorsement for extended coverage, and (B) earthquake and flood insurance, if applicable and required by Lender); provided, however, that such casualty insurance shall (aa) in no case be in an amount less than an amount sufficient to rebuild the applicable Resort or the portions thereof which shall have suffered the loss and replace any of the personal property located therein, (bb) be sufficient to avoid any co-insurance requirements in respect of Borrower and/or any Owner's Association, and (cc) be sufficient to provide funds to fully compensate Borrower or owners of Timeshare Interests for any inability to utilize any units during any period following a loss (e.g., [rent loss or] business interruption insurance). With respect to such insurance, Borrower shall deliver or cause to be delivered, or cause the applicable Owner's Association to deliver (to the extent permitted by Applicable Law and the applicable Declaration), certificates of insurance to Lender, with satisfactory lender's loss payable endorsements naming Lender as loss payee to the extent of its interest and as such interest may appear on the date of the initial advance hereunder. Each policy of such insurance or endorsement with respect thereto shall contain a clause requiring the insurer to give not less than 30 days' prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause that the interest of Lender shall not be impaired or

LOAN AND SECURITY AGREEMENT
            invalidated by any act or neglect of Borrower or other owner of the Collateral nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrower shall fail to provide and pay for such insurance, or have the same provided and paid for, Lender may, at Borrower's expense, procure the same, but shall not be required to do so.

                  (ii) Borrower shall maintain or cause to be maintained insurance with financially sound and reputable insurers with respect to each Resort and its business (including, without limitation, the Collateral) covering any public liability of Borrower, its officers, agents or employees (including, without limitation, damage by Borrower or its officers, agents or employees to the Resort of other Persons, any bodily injury caused by Borrower or its officers, agents or employees to any other Person, or any negligent act or other similar liability of Borrower or its officers, agents or employees) and in such amounts as are satisfactory to Lender and to which Borrower has agreed; Lender shall be named as an additional insured thereon. Borrower shall, as provided in each Declaration, cause the applicable Owner's Association to maintain insurance with financially sound and reputable insurers with respect to each Resort covering any public liability of such Owner's Association or its officers, agents or employees to each Resort of other Persons, any bodily injury caused by such Owner's Association or its officers, agents or employees to any other Person, or any negligent act or other similar liability of each Owner's Association or its officers, agents or employees and in such amounts as are provided for in each Declaration.

                  (iii) Borrower shall, prior to renewal, submit, or so long as Borrower is in control of an Owner's Association, cause such Owner's Association to submit, and thereafter shall use its best efforts to cause each Owner's Association to submit, to Lender insurance certificates showing the type and amounts of insurance coverage maintained in respect of each Resort. Borrower shall, to the extent permitted by Applicable Law and the applicable Declaration, cause all casualty policies of insurance provided under the each applicable Declaration to have mortgagee endorsements in respect of Lender's interests in and to the Pledged Intervals that are the subject of any Mortgage or any Timeshare Mortgage in which Lender may have a security interest and Lien hereunder or under the Receivables Loan Documentation.

                  (iv) Borrower shall pay, or cause each of the Silverleaf Club and the Orlando Breeze Resort Club to pay, all premiums on the aforesaid insurance policies and all other fees and charges payable in connection with such insurance policies (such premiums, fees and charges being collectively referred to herein as "INSURANCE PREMIUMS") not later than the due date thereof. If Borrower shall fail to pay, or cause each of Silverleaf Club and the Orlando Breeze Resort Club to pay, any such Insurance Premiums, Lender may (but shall not be obligated to), at Borrower's expense, pay the same. Any such payment shall be subject to
      Section 3.11 and Section 3.12 hereof.

                  (v) If the Mortgaged Property (as defined in each Mortgage) is sold at a foreclosure sale or if Lender shall acquire title to said Mortgaged Property, Lender shall have all of the right, title and interest of Borrower in and to all insurance policies required under this Section 3.5(a) and the unearned premiums thereon, related to the Mortgaged

LOAN AND SECURITY AGREEMENT

      Property, and in and to the proceeds resulting from any damage to said Mortgaged Property prior to such sale or acquisition.

                  (vi) Anything contained in this Section 3.5(a) to the contrary notwithstanding, any of the undertakings of Borrower in this Section 3.5(a) in respect of insuring each Resort or in respect of causing each Owner's Association to perform any undertaking under this Section 3.5(a) shall be subject to any Applicable Laws and the applicable Declaration.

            (b) INSURANCE PROCEEDS.

                  (i) Subject to Applicable Law and the provisions of each Declaration, as applicable, and any limitations thereunder, any proceeds of insurance in respect of the Pledged Intervals received by any Owner's Association or any manager retained by it and then further paid by the applicable Owner's Association or such manager to Borrower (whether as Declarant or otherwise), as provided for in the applicable Declaration, shall be promptly paid and/or turned over by Borrower to Lender as proceeds of the Collateral and, subject to Section 3.5(c) hereof, applied to the prepayment of the Loan as provided in Section 2.3(a)(ii) hereof.

                  (ii) Without limiting the immediately preceding paragraph, any proceeds of insurance in respect of any Pledged Interval received by Borrower at a time during which the insurance provisions of the applicable Declaration shall not be in effect as to any Pledged Interval shall be treated as provided in Section 3.5(c) of this Agreement.

            (c) MISCELLANEOUS APPLICATION OF INSURANCE PROCEEDS. In connection with, and pursuant to, Section 3.5(b)(ii) hereof, Lender and Borrower agree to the following:

                  (i) Following the occurrence of any Default or Event of Default (provided that if such Default or Event of Default is cured by Borrower, then clause (ii) below and not this clause (i) shall thereafter apply), and subject to Applicable Law and the provisions of each Declaration, Lender may direct the proceeds from any such policies to be received and collected by Lender, Borrower, the Silverleaf Club or Orlando Breeze Resort Club, as applicable, or another third party acceptable to Lender. Following the occurrence of any Default or Event of Default, each insurance company is hereby authorized and directed to make payment for all such losses directly to Lender, Borrower, the Silverleaf Club or Orlando Breeze Resort Club, as applicable, or such other third party as directed by Lender. Following the occurrence of any Default or Event of Default (provided that if such Default or Event of Default is cured by Borrower, then clause (ii) below and not this clause (i) shall thereafter apply), and subject to Applicable Law and the provisions of each Declaration and any limitations thereunder, and provided Lender is entitled to receive such insurance proceeds pursuant to the applicable Declaration, after deducting from said insurance proceeds all of its expenses incurred in the collection and administration of such sums, including attorneys' fees, Lender may apply the net proceeds or any part thereof, at its option (i) to payment of the Obligations, whether or not due, as provided in Section 2.3(a)(ii) hereof, (ii) to the repair and/or restoration of the

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

      Pledged Intervals, or (iii) for any other purposes or objects for which Lender is entitled to advance funds under this Agreement or any of the other Security Documents; all without affecting the Liens and security interests of this Agreement and the other Security Documents. Lender shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.

                  (ii) Subject to each Declaration and Applicable Law, prior to the occurrence of any Default or Event of Default and if Borrower gives Lender notice of any casualty as provided in clause (d) below, Borrower or the Silverleaf Club or Orlando Breeze Resort Club, as applicable, shall have the right to adjust and compromise losses under insurance policies and to collect and receive insurance proceeds and shall apply such insurance proceeds with respect to such losses solely and exclusively to the repair and restoration of the Pledged Intervals (and the affected Resort, as applicable) or, if consented to by Lender, to the payment of the Obligations as Borrower deems appropriate in its reasonable discretion. With respect to any such casualty loss, Borrower shall have the right to use any insurance proceeds received on account of such loss to the repair and restoration of the Pledged Intervals (and the affected Resort, as applicable).

            (d) BORROWER UNDERTAKINGS. In the event of any casualty or loss in respect of any Pledged Intervals or any Resort (including, without limitation, any of the Collateral) that exceeds $250,000 in damages, Borrower shall immediately notify Lender of the same.

            (e) OTHER LENDERS. To the extent any other timeshare receivable or timeshare inventory lender of Borrower and its Affiliates has any rights to approve the form of insurance policies with respect to any Resort, the amounts of coverage thereunder, the insurers under such policies, or the designation of an attorney in fact for purposes of dealing with damage to any part of any Resort or insurance claims or matters related thereto, or any successor to such attorney in fact, or any changes with respect to any of the foregoing, Borrower shall take all steps as may be necessary (and, after turnover, if any, of control of a Resort to any Owner's Association, Borrower shall use its best efforts) to ensure that Lender shall at all times have a co-equal right, with such other lender (including, without limitation, Borrower or any third-party lender), to approve all such matters and any proposed changes in respect thereof; and Borrower shall not cause or permit any changes with respect to any insurance policies, insurers, coverage, attorney in fact, or insurance trustee, if any, without Lender's prior written approval.

      3.6 CONDEMNATION.

            (a) CONDEMNATION COMPENSATION.

                  (i) Subject to Applicable Law and to the provisions of each Declaration, any compensation, awards, damages, claims, rights of action, proceeds, payment and other relief (collectively, "CONDEMNATION COMPENSATION") of, or on account of, any damage or taking of all or any part of any Pledged Intervals in connection with any condemnation proceedings or any exercise of the power of eminent domain (or any conveyance in lieu of or under threat of any such taking), including, without limitation, any such Condemnation Compensation for change of grade of streets or any other injury to or decrease in the value of all or any part of any Pledged Intervals, payable

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                                       28
      to any Owner's Association or any manager retained by it and paid further by any Owner's Association or such manager to Borrower (whether as Declarant or otherwise), unless otherwise provided for in the applicable Declaration, shall be promptly paid and/or turned over to Lender as proceeds of the Collateral or otherwise and, applied to the prepayment of the Loan, as provided in Section 2.3(a)(ii) hereof.

                  (ii) Subject to Applicable Law and to the provisions of the applicable Declaration, Lender shall be entitled to receive all Condemnation Compensation in respect of the affected Pledged Intervals payable with respect to any condemnation or taking. The application of such Condemnation Compensation shall be as set forth below in clause (iii) below. Lender is hereby authorized, at its option, to commence, appear in and prosecute, in its own or in Borrower's name, any action or proceeding relating to any condemnation or taking, and to settle or compromise any claim in connection therewith. All Condemnation Compensation in respect of any Pledged Interval and the rights thereto are hereby assigned by Borrower to Lender.

                  (iii) Subject to Applicable Law and to the provisions of the applicable Declaration, after deducting from any Condemnation Compensation in respect of the applicable Pledged Interval, all of its expenses incurred in the collection and administration thereof, including attorney's fees, Lender shall, if no Default or Event of Default shall then exist, or may, in its sole and absolute discretion if a Default or Event of Default shall then exist, make the net Condemnation Compensation available to Borrower, the Silverleaf Club or the Orlando Breeze Resort Club, as applicable, to repair and/or restore the Pledged Intervals and, as applicable, the affected Resort.

      If Borrower fails to comply with any of the requirements set forth in the immediately preceding sentence or if a Default or Event of Default exists and Lender shall have decided not to make such net Condemnation Compensation available to Borrower, Lender may apply such net Condemnation Compensation or any part thereof, at its option, (A) to the payment of the Obligations, whether or not due, as provided in Section 2.3(a)(ii) hereof, or (B) for any other purposes or objects for which Lender is entitled to advance funds under this Agreement, all without affecting the security interests or Liens of this Agreement or any of the other Security Documents. All net Condemnation Compensation to be disbursed by Lender pursuant to this clause (iii) shall be disbursed in a manner acceptable to Lender as the repair and/or replacement work proceeds. Lender shall not be held responsible for any failure to collect any condemnation regardless of the reason for such failure. Borrower agrees to execute such further assignment of any compensation, awards, damages, claims, rights of action and proceeds as Lender may require. All repair and/or replacement work shall be diligently prosecuted to completion by Borrower and shall be completed prior to the Maturity Date.

            (b) BORROWER UNDERTAKINGS. In the event of any condemnation or taking in respect of any Pledged Interval or any Resort (including, without limitation, any of the Collateral), Borrower shall immediately notify Lender of the same.

      3.7 TAXES AFFECTING COLLATERAL. Borrower shall pay or, as provided in the applicable Declaration, cause the applicable Owner's Association to pay, on or before the last day when

LOAN AND SECURITY AGREEMENT
they may be paid without interest or penalty, all taxes, assessments, rates, dues, charges, fees, levies, excises, duties, fines, impositions, liabilities, obligations and encumbrances (including, without limitation, water and sewer rents and charges, charges for setting or repairing meters and charges for other utilities or services), general or special, ordinary or extraordinary, foreseen or unforeseen, of every kind whatsoever, now or hereafter imposed, levied or assessed by any public or quasi-public authority or instrumentality (including, without limitation, each Applicable State and its agencies, counties and municipalities), upon or against any of the Collateral or the use, occupancy or possession of any Resort, or upon or against this Agreement, the Note or the other Security Documents, the Obligations or the interest of Lender in the Contracts, any of the contracts of purchase in respect of the Timeshare Units or any Mortgage or any other item of Collateral (provided that this Section 3.7 shall not be construed to require Borrower to pay any income tax imposed upon the general income of Lender), as well as all assessments and other governmental or quasi-governmental charges imposed, levied or assessed in respect of any Collateral, and any and all interest, costs and penalties on or with respect to any of the foregoing (collectively, the "IMPOSITIONS"). Upon request by Lender, Borrower shall deliver, or cause the applicable Owner's Association to deliver, to Lender receipts or other satisfactory proof of payment of any Impositions.

      Borrower shall not claim, demand or be entitled to receive any reduction of, or credit toward, any Imposition on account of the Obligations. No deduction shall be claimed from the taxable value of any Collateral or by reason of the Obligations, any of the Security Documents or the interest of Lender in the Collateral.

      If existing laws or procedures governing the taxation of mortgages, security documents or debts secured by deeds of trusts, mortgages or other security documents shall be changed in any manner after the date hereof so as to materially adversely impair the security of any Mortgage or the security interest herein granted or granted in any of the other Security Documents or to reduce the net income to Lender in respect of the Obligations (excluding from any such determination of net income any reduction in such net income attributable to a change in taxes imposed on, or measured by, the net income of Lender), then, upon request by Lender, Borrower shall pay to Lender or to the taxing authority (if so directed by Lender), all taxes, charges and related costs for which Lender may be liable as a result thereof.

      Borrower shall pay, or cause to be paid, when due, any and all recording (mortgage or personal property), intangible property and documentary stamp taxes, all similar taxes, and all filing, registration and recording fees, which are now or hereafter may become payable in connection with the Obligations, each Mortgage, this Agreement, any of the other Security Documents, the Timeshare Mortgages or any of the other Collateral. Borrower shall pay when due any and all excise, transfer and conveyance taxes which are now or hereafter may become payable in connection with the Obligations, each Mortgage, this Agreement or any of the other Security Documents, or in connection with any foreclosure of any Mortgage, or any other foreclosure of any Collateral under this Agreement or under any of the other Security Documents, or any other transfer of any item of Collateral in extinguishment of all or any part of the Obligations or any other enforcement of the rights of Lender with respect thereto.

      Borrower shall have the right, at its sole expense, to contest the validity of any such Impositions (other than ad valorum taxes addressed below) by appropriate proceedings diligently

LOAN AND SECURITY AGREEMENT
and continuously conducted in good faith to final determination, in which event Borrower shall not be required to pay or, as provided in the applicable Declaration, cause the applicable Owner's Association to pay, any such Impositions (other than ad valorum taxes addressed below) in accordance with this section if, and only so long as:

            (a) no final judicial determination in respect of any foreclosure or other enforcement proceeding in respect of such Impositions (other than ad valorum taxes addressed below) shall have been rendered and no nonjudicial foreclosure proceeding or sale in respect of such Impositions (other than ad valorum taxes addressed below) shall have been commenced;

            (b) no claim for liability of any kind shall have been asserted against the Lender in connection with such Impositions (other than ad valorum taxes addressed below); and

            (c) if such Impositions (other than ad valorum taxes addressed below) are in an amount greater than $100,000, Borrower shall have established an escrow with the Lender, or shall have delivered to the Lender a satisfactory bond issued by a surety acceptable to the Lender or a satisfactory letter of credit for the benefit of the Lender issued by a bank acceptable to the Lender, in each case in an amount estimated by the Lender to be adequate to cover (i) the unpaid amount of such required payment, (ii) all interest, penalties and similar charges which reasonably can be expected to accrue by reason of such contest or by reason of such nonpayment, and (iii) all costs, fees and expenses (including, without limitation, attorneys' fees and disbursements) which reasonably can be expected to be incurred in connection therewith by the Lender, which escrow, bond or letter of credit shall be maintained in effect throughout such contest and the amount of which shall be increased from time to time if reasonably required by the Lender to cover the foregoing amounts in subclause
(i), subclause (ii) and subclause (iii).

      Borrower shall inform the Lender, in advance and in writing, of its intention to contest any Impositions (other than ad valorum taxes addressed below) under this Section 3.7 if such required payment shall exceed $100,000.

      Upon termination of any such contest (whether by final determination or otherwise), or at any time during the course of any such contest that the conditions relieving Borrower of its obligation to make such payment shall no longer be satisfied or shall be discovered not to have been satisfied, Borrower shall make such payment. Following the occurrence and continuance of a Default or Event of Default, at Lender's option, the escrow established or bond or letter of credit, as the case may be, delivered pursuant to this Section 3.7 may be, in the case of the escrow, liquidated, or, in the case of the bond or the letter of credit, drawn upon, at such time and the proceeds thereof may be applied to payment of all or any part of such required payment and the interest, penalties, charges, costs, fees and expenses (including, without limitation, attorneys' fees and disbursements) referred to in subclause (ii) and subclause
(iii) of the immediately preceding paragraph. Promptly after such payment has been made, Borrower shall deliver to the Lender evidence reasonably satisfactory to the Lender that such payment has been made. Thereafter, the amount then remaining in the escrow established pursuant to this Section 3.7 or such bond or letter of credit, as the case may be, shall be returned to Borrower free and clear of the Lien of this Agreement or any other Security Document so long as no Event of Default shall have occurred and be continuing or, if an Event of Default shall have occurred and be continuing, shall be retained by the Lender as part of the Collateral.

LOAN AND SECURITY AGREEMENT

      The Borrower or the applicable Owner's Association, as the case may be, shall have the right at their respective sole expense to contest the validity of any ad valorem tax assessment related to any property owned by the Borrower and not subject to the timeshare regime established at each Resort, and in the case of each Owner's Association, to property covered by the applicable Declaration. In connection with any ad valorem tax challenge filed by either the Borrower or any Owner's Association, the Borrower or such Owner's Association, as the case may be, shall be required to deliver written notice of such intention to contest and shall make a "good faith deposit", which shall be in an amount determined in good faith either by the Borrower or such Owner's Association equal to the tax amount owed based upon the admitted fair market value by the party challenging such assessment. Such proceedings may continue if, and only so long as no final judicial determination in respect of any foreclosure or other enforcement proceedings in respect to such ad valorem taxes shall have been rendered, and no claim for liability of any kind shall have been asserted against the Lender in connection with such ad valorem taxes.

      In the event the amount of the "good faith deposit" made by either the Borrower or any Owner's Association is less than the amount claimed by the Lender, the Tax Collector, the Borrower or any Owner's Association, as the case may be, Borrower or any Owner's Association shall establish an escrow arrangement reasonably satisfactory to Lender equal to the amount of any such deficiency, together with an additional amount sufficient to cover any interest which may accrue during the pendency of such proceeding. Upon the termination of any such proceeding, whether by final determination or otherwise, the Borrower or any Owner's Association, as the case may be, shall make full and final payment of the final amount of ad valorem taxes determined to be owed, together with any additional levies, charges, interest, cost or expenses which may be due. Promptly after such payment has been made, Borrower or any Owner's Association shall deliver to Lender evidence reasonably satisfactory to Lender that any such payment has been made.

      3.8 DISCHARGE OF LIENS AFFECTING COLLATERAL. If any mechanic's, laborer's, materialman's, statutory or other Lien shall be filed or otherwise imposed upon or against any item of the Collateral or any Pledged Interval, then Borrower shall, within 30 days after being given notice of the filing of such Lien or otherwise becoming aware of the imposition of such Lien, cause such Lien to be vacated or discharged of record by payment, deposit, bond, final order of a court of competent jurisdiction or otherwise.

      Borrower shall have the right, at its sole expense, to contest the validity of any such Lien or of the claim evidenced or secured thereby, by appropriate proceedings commenced prior to the expiration of the aforesaid 30-day period and thereafter diligently and continuously conducted in good faith to final determination, in which event Borrower shall not be required to cause any such Lien to be vacated or discharged of record in accordance with the immediately preceding paragraph if, and only so long as:

            (a) no final judicial determination in respect of any foreclosure or other enforcement proceeding in respect of such Lien or the claim evidenced or secured thereby shall have been rendered and no nonjudicial foreclosure proceeding or sale in respect of such Lien or such claim shall have been commenced;

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                                       32

            (b) no claim for liability of any kind shall have been asserted against Lender in connection with such Lien or the claim evidenced or secured thereby; and

            (c) if such Lien shall secure a claim of more than $100,000, Borrower shall have established an escrow with Lender, or shall have delivered to Lender a satisfactory bond issued by a surety acceptable to Lender or a satisfactory letter of credit for the benefit of Lender issued by a bank acceptable to Lender, in each case in an amount estimated by Lender to be adequate to cover (i) the unpaid amount of such claim, (ii) all interest, penalties and similar charges which reasonably can be expected to accrue by reason of such contest or by reason of such nonpayment, and (iii) all costs, fees and expenses (including, without limitation, attorneys' fees and disbursements) which reasonably can be expected to be incurred in connection therewith by Lender, which escrow, bond or letter of credit shall be maintained in effect throughout such contest and the amount of which shall be increased from time to time if reasonably required by Lender to cover the foregoing amounts in subclause (i), subclause (ii) and subclause (iii).

Borrower shall inform Lender, in advance and in writing, of its intention to contest any Lien securing a claim, or such claim itself, under this Section 3.8 if such claim shall exceed $100,000.

      Upon termination of any such contest (whether by final determination or otherwise), or at any time during the course of any such contest that the conditions relieving Borrower of its obligation to cause such Lien to be vacated or discharged shall no longer be satisfied or shall be discovered not to have been satisfied, Borrower shall cause such Lien to be vacated or discharged of record. At Lender's option, the escrow established or bond or letter of credit, as the case may be, delivered pursuant to this Section 3.8 may be, in the case of the escrow, liquidated, or, in the case of the bond or the letter of credit, drawn upon, at such time and the proceeds thereof may be applied to payment of all or any part of the claim evidenced or secured by such Lien and the interest, penalties, charges, costs, fees and expenses (including, without limitation, attorneys' fees and disbursements) referred to in subclause (ii) and subclause
(iii) of the immediately preceding paragraph. Promptly after such Lien has been vacated or discharged of record, Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that such Lien has been vacated or discharged of record. Thereafter, the amount then remaining in the escrow established pursuant to this Section 3.8 or such bond or letter of credit, as the case may be, shall be returned to Borrower free and clear of the Lien of this Agreement or any other Security Document so long as no Event of Default shall have occurred and be continuing or, if an Event of Default shall have occurred and be continuing, shall be retained by Lender as part of the Collateral.

      If any Lien shall not be vacated or discharged as required by this Section, then, in addition to any other right or remedy of Lender, Lender may, but shall not be obligated to, discharge such Lien in such manner as Lender may select, and Lender shall be entitled, if Lender shall so elect, to compel the prosecution of an action for the foreclosure of such Lien by the lienor and, if Lender shall so elect, to pay the amount of any judgment in favor of such lienor with interest, costs and allowances. Upon request by Lender, Borrower shall pay to Lender, or to any other Person designated by Lender, the amount of all payments made by Lender as provided above and all costs, expenses and liabilities (including, without limitation, attorneys' fees and disbursements) incurred by Lender in connection therewith, together with interest thereon at the

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                                       33

Default Rate from the date paid or incurred by Lender until the date so paid to, or as directed by, Lender. To the extent permitted by law, Lender shall thereupon be subrogated to the rights of such lienor and any such payments made by Lender pursuant to this Section 3.8 shall be secured by the Collateral.

      3.9 USE OF THE RESORTS; VOTING RIGHTS OF BORROWER.

            (a) CERTAIN RESTRICTIONS. Borrower shall not, as Declarant, Timeshare Interest owner or Timeshare Unit owner, without the prior written consent of Lender, such consent not to be unreasonably withheld,

                  (i) request, consent to or otherwise initiate, consent to or acquiesce in any zoning classification or reclassification of any Resort or the adoption, issuance, imposition or amendment of any other law, ordinance, rule, regulation, order, judgment, injunction or decree relating to the use, occupancy, operation, development, disposition or design of any Resort which would limit the use of the Pledged Intervals therein or reduce its or their Fair Market Value,

                  (ii) request, consent to or otherwise initiate, consent to or acquiesce in the annexation of any part of any Resort by or into any municipality or other governmental or quasi-governmental unit,

                  (iii) enter into, consent to or otherwise cause, permit or suffer to become subject to any covenant, agreement or other arrangement restricting or limiting the use, occupancy, operation, development or disposition thereof (other than any covenant of this Agreement, the other Security Documents, or any Declaration),

                  (iv) except as permitted in the applicable Declaration, permit the Timeshare Interests or the Timeshare Units to be used other than for nonpermanent residential purposes, or

                  (v) consent to any material amendment, modification, alteration or other change to any Declaration without the prior written consent of Lender, or otherwise sell Timeshare Interests not correctly set forth in the applicable Declaration.

            (b) USE BY PUBLIC. Borrower shall not cause, permit or suffer to be used by the public without restriction (except as required by Applicable Law or as otherwise provided in the applicable Declaration or Resort Map) or in any manner that might tend to impair Borrower's right, title and interest in and to each Resort or in any manner that might make possible any claim of adverse usage or adverse possession by the public or any claim of implied dedication of all or any part of any Resort.

            (c) VOTING RIGHTS. Except with the prior written consent of Lender, Borrower shall not propose or vote for or consent to any modification of, or amendment to, any Declaration or any Owner's Association's Articles of Incorporation or By-Laws which could have (in the reasonable sole opinion of Lender) a material adverse effect on the Collateral or the operation or prospects of any Resort. In each case under the applicable Declaration and/or the applicable Owner's Association's Articles of Incorporation or By-Laws in which the consent or the vote of

LOAN AND SECURITY AGREEMENT
a holder of a mortgage or "security interest" in respect of the Timeshare Interests and/or the Timeshare Units (including any such case in which Borrower would be considered to be a holder of a mortgage or "security interest" by virtue of any Timeshare Mortgage) is provided for or is required, or in which Borrower's consent is required (as Declarant or as an owner of a Timeshare Interest or Timeshare Unit or as a vendor or mortgagee or otherwise) for any proposed action, Borrower shall not vote or give such consent without obtaining the prior written consent of Lender if such action (in the reasonable opinion of Lender) could have an material adverse effect on the Collateral or the operation or prospects of any Resort.

      3.10 OTHER TIMESHARE COVENANTS.

            (a) ACCESS. With respect to the consummation of each sale of a Pledged Interval to a Purchaser under a Contract, Borrower shall cause the owner of such Pledged Interval to have access to a publicly dedicated road and shall cause all private roadways, parking lots and rights of way within the applicable Resort or other private areas in such Resort to be Common Elements or Resort Facilities in respect of such Pledged Interval.

            (b) UTILITIES. With respect to the consummation of each sale of a Pledged Interval to a Purchaser under a Contract, Borrower shall cause electric, gas, sewer, and water service and other necessary utilities to be available to the Timeshare Units in sufficient capacity to service the same and shall pay, or cause to be paid, all tap fees or other connection charges in respect thereof).

            (c) USE OF AMENITIES. With respect to the consummation of each sale of a Pledged Interval to a Purchaser under a Contract, Borrower shall cause the owner of such Pledged Interval to have access to, and the use of, all of the amenities and public utilities relating to the applicable Resort and such Pledged Interval (consistent with the contractual provisions and rules and regulations existing with respect to such amenities and public utilities), including, without limitation, the Resort Facilities and rights of way.

            (d) TIMESHARE REGIME. The Borrower shall do all things necessary in order to preserve the timeshare regimes in respect of all Pledged Intervals.

            (e) LOCAL LEGAL COMPLIANCE. Borrower shall comply, and shall cause each Resort, each Pledged Interval, the other Timeshare Interests and Timeshare Units to comply, with all applicable restrictive covenants, zoning, design and land use ordinances and building codes, all applicable health and environmental laws and regulations and all other Applicable Laws, rules and regulations and all approvals, consents and licenses (including, without limitation, the applicable Declaration). Borrower shall cause all Timeshare Interests (including the Pledged Intervals) and the sales thereof to comply with all Applicable Laws, rules and regulations, and all approvals, consents and licenses (including without limitation, each Declaration).

            (f) REGISTRATION COMPLIANCE. Borrower shall diligently pursue the obtaining of, and, after the obtainment thereof, shall maintain, or cause to be maintained, all necessary consents, franchises, approvals, and exemption certificates in connection with, and Borrower will make, or cause to be made, all registrations or declarations with any government or any agency

LOAN AND SECURITY AGREEMENT
or department thereof required in connection with, the occupancy, use and operation of each resort and the marketing and sale of the Timeshare Interests (including all Pledged Intervals).

            (g) RECORDS. Borrower shall maintain accurate and complete files relating to the Contracts and the other Collateral to the reasonable satisfaction of Lender, and such files will contain copies of each Contract, the Timeshare Note, Timeshare Mortgage, all relevant credit memoranda, and all collection information and correspondence in respect thereof, as the case may be.

            (h) FORMS OF TIMESHARE DOCUMENTS. Instruments in substantially the form of the Contract, the form of statement of rescission rights required by Applicable Laws, and the form of other instruments and documents related thereto, including, if applicable, any Timeshare Note and/or Timeshare Mortgage, in each case in form and substance reasonably acceptable to Lender, shall be used by Borrower for all purchase and sale transactions of Pledged Intervals. Borrower shall not materially modify, amend or otherwise alter any of the terms of such forms without Lender's prior written consent, except as may be required by any regulatory agency or Applicable Law. Notwithstanding Lender's review and determination of acceptability, if any, of such forms, Borrower shall remain solely liable for all aspects of such forms and their use; any determination of acceptability, if any, by Lender relating to such forms shall only be for Lender's benefit and no other Person shall be entitled to rely thereon in any manner.

      Instruments in substantially the form of the Timeshare Note, the form of the Timeshare Mortgage, the form of the grant deed, the form of the Truth-in-Lending Statement and the form of the other instruments and documents related thereto set forth, in each case, in form and substance reasonably acceptable to Lender, shall be used by Borrower for all sales of Timeshare Interests which are financed by Borrower or Lender after the Closing Date and for so long as any Obligation remains outstanding. Borrower shall not materially modify, amend or otherwise alter such forms or any of the terms of such forms without Lender's prior written consent, such consent not to be unreasonably withheld, except as may be required by any regulatory agency or Applicable Law. Notwithstanding Lender's review and determination of acceptability, if any, of such forms, Borrower shall remain solely liable for all aspects of such forms and their use; any determination of acceptability, if any, by Lender relating to such forms shall only be for Lender's benefit and no other Person shall be entitled to rely thereon in any manner.

            (i) PROPERTY-RELATED CONTRACTS. Except as required by Applicable Law, or if otherwise waived by Lender, and if such amendment to, modification or new Property-Related Contract described below will have, or could reasonably be expected to have a material adverse effect on Borrower's ability to pay the Loan or the value of the Collateral, or Lender's Liens on the Collateral or the priority of any such Lien, Borrower shall not modify, amend, or enter into, or (subject to the rights and obligations of any Owner's Association and its members under any Declaration or any Owner's Association's Articles of Incorporation or By-Laws) permit to be modified, amended, or enter into, any Property-Related Contract without the prior written consent of Lender, which consent shall not be unreasonably withheld. Borrower shall perform all of its obligations in a timely fashion under each Property-Related Contract. For purposes of this Section 3.10(i), and for no other purpose, section or reference in this Agreement or any other Loan Document, the term, "Property-Related Contracts" shall not include sales and marketing agreements or contracts related to the sales of Timeshare Interests, or any employment related

LOAN AND SECURITY AGREEMENT
agreements or contracts between Borrower and either (i) any Executive Management Member and (ii) any member of senior management of Borrower.

            (j) UNDERTAKING. Borrower shall perform each and every covenant, agreement, and undertaking applicable to Borrower (whether as Declarant, owner of a Timeshare Interest or Timeshare Unit or otherwise) under each Declaration and each Owner's Association's Articles of Incorporation or By-Laws.

      3.11 PROTECTION OF COLLATERAL; ASSESSMENTS; REIMBURSEMENT. All Insurance Premiums and all expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all Impositions on any of the Collateral or in respect of the sale or other disposal thereof shall be borne and paid by Borrower.

      If, by reason of any suit or proceeding of any kind, nature or description against Borrower, or by Borrower or any other party against any other Person, or by reason of any other facts or circumstances, which in Lender's sole discretion makes it advisable for Lender to seek counsel for the protection and preservation of the Collateral, or to defend its own interest, such expenses and counsel fees shall be allowed to Lender and borne and paid by Borrower.

      3.12 INTEREST ON LENDER PAID EXPENSES. All sums paid or incurred by Lender under this Section 3, and any and all other sums for which Borrower may become liable hereunder, and all costs and expenses (including payments to other Lien holders and attorneys' fees, legal expenses and court costs) which Lender may incur in enforcing or protecting its Lien on, or rights and interest in, the Collateral or any of its rights or remedies under this Agreement or any other Security Document or in respect of any of the transactions contemplated herein or therein (a) shall be considered as additional indebtedness owing by Borrower to Lender hereunder and, as such, shall be secured by all of the Collateral, and
(b) shall accrue interest at the Default Rate from the date paid by Lender until paid in full by Borrower, provided that any sums paid or incurred by Lender under this Section 3 when no Event of Default shall then exist in respect of the payment of such sums and no other Event of Default shall exist hereunder shall accrue interest at the Interest Rate and not the Default Rate and provided further that such sums paid or incurred by Lender shall accrue interest at the Default Rate when the Default Rate shall otherwise be applicable hereunder.

      3.13 LENDER RESPONSIBILITY. Lender shall not be (a) obligated or responsible for, the payment of any of the amounts or sums referred to in this
Section 3, or (b) liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto.

      3.14 VERIFICATION OF CONTRACTS. Upon prior notification to Borrower following the continuance of an Event of Default, Lender may contact any Purchaser solely for the purpose of verifying the Contract to which such Purchaser is a party and Borrower shall render such assistance to Lender in connection therewith as Lender may reasonably request.

      3.15 RELEASE OF LIEN ON TIMESHARE INTERESTS.

            (a) RELEASE FOR TIMESHARE INTERESTS. Provided no Event of Default has occurred which is continuing, Lender agrees to execute and deliver to Borrower or its escrowee the documents referred to below pursuant to which the security interest and Lien in and to any

LOAN AND SECURITY AGREEMENT

Pledged Interval constituting a Timeshare Interest created by this Agreement, any Mortgage or any other Security Document will be released if, but only if, all of the following conditions shall have been fully satisfied:

                  (i) the full Release Fee and, as applicable following any Amortization Triggering Event or in the event there is a Borrowing Base deficiency, the full Release Price, in respect of such Pledged Interval shall have been paid to and received by Lender or its agent in good, collected funds;

                  (ii) a request, substantially in the form of Exhibit B attached hereto, shall have been completed and executed by Borrower and submitted to Lender not less than 2 Business Days in advance of the date on which Borrower desires to consummate such release; and

                  (iii) a partial release of mortgage, in form and substance satisfactory to Lender, and a partial release of security interest, in form and substance satisfactory to Lender, shall have been completed by Borrower and submitted to Lender with the aforesaid request.

      Borrower shall bear the responsibility of recording any and all documents executed by Lender under this Section 3.15(a). Borrower shall pay all escrow costs and recording and transfer costs in respect of such documents. Following the occurrence of an Amortization Triggering Event, if requested by Lender, Borrower shall establish an escrow in respect of any release under this Section 3.15(a). If Lender requests an Escrow Agent be established following the occurrence of an Amortization Trigger Event, Lender shall deposit the documents to be executed by it pursuant to clause
      (iv) above in such escrow if, but only if,

                        (1) the documentation establishing such escrow is in
            form and substance satisfactory to Lender and such documentation shall have been submitted to Lender together with the written request referred to in clause (ii) above,

                        (2) the escrowee under such escrow documentation is
            satisfactory to Lender,

                        (3) such escrow documentation provides that
            simultaneously with the release from such escrow of the documents referred to in clause (iii) above, the Release Fee, and if applicable, the Release Price, in respect of such Timeshare Interest to be so released shall have been wired via Federal Reserve Bank wire (in immediately available funds) or otherwise credited in immediately available funds to Lender and prior to Lender's authorization to file such partial releases, a confirmation of such wire shall have been obtained,

                        (4) such escrow documentation provides that such escrow
            will be consummated within 5 Business Days of Lender's depositing of such release documents therein or such release documents shall be returned to Lender by the escrowee of such escrow, and

LOAN AND SECURITY AGREEMENT

                        (5) at the time of the depositing of such documentation
            into such escrow, all of the conditions in clauses (ii) through (iv) above shall have been fully satisfied.

            (b) FULL RELEASE OF COLLATERAL AND DEEDS OF TRUST. Upon the full, final and indefeasible payment of all Obligations and termination of this Agreement and the Receivables Loan Agreement, Lender shall release its security interests and Liens in and to the Collateral, shall execute in favor of Borrower any UCC release or termination statement in respect thereof, shall release each Mortgage and any other recorded Security Document and shall reassign and deliver to Borrower all Contracts and the other Collateral then in the physical possession of Lender or its agent (without recourse and without representations or warranties of any kind). Borrower shall bear all out-of-pocket expenses (including, without limitation, legal fees and disbursements of Lender) in connection with such release, reassignment and delivery. All such release and/or termination documentation shall be reasonably satisfactory to Lender and its counsel.

      3.16 CROSS-COLLATERALIZATION AND DEFAULT. The Collateral shall secure all of the Obligations and the Receivables Loan Obligations. All Liens, pledges, assignments, mortgages, security interests, and other collateral granted to or for the benefit of Lender pursuant hereto or any other documents or instruments (including, but not limited to, the Receivables Loan Documentation) shall secure the Obligations as well as the "Obligations" as defined in the Receivables Loan Agreement, and vice versa. In addition, the Loan and the Receivables Loan shall be further secured by the Liens and security interests in favor of Lender in the properties and interests which serve as collateral security for any other loans or obligations now or hereafter made by Lender to Borrower or any Affiliate of the foregoing ("Additional Collateral"). Borrower agrees to deliver financing statements and other documents, instruments and agreements as may be required by Lender to further evidence and perfect the Liens and cross-collateralization in favor of Lender provided for in this Agreement. In addition, the Loan, the Receivables Loan and all other loans made by Lender to Borrower or any Affiliate of Borrower shall be cross-defaulted such that any event of default with respect to any such loan shall constitute an Event of Default hereunder, and vice versa. Notwithstanding the foregoing, a release of Lender's Lien on Collateral pursuant to the Receivables Loan Documentation shall be deemed to also be a release of Lender's Lien on such Collateral pursuant to the Loan Documents.

      3.17 SUBSTITUTION OF COLLATERAL AND MORTGAGES. In addition to the releases pursuant to Sections 2.3 and 3.14 above and as otherwise provided in this Agreement, and subject to the compliance with the Borrowing Base, Borrower may notify Lender that it has determined, in its sole discretion, that, it wishes to substitute (a "Property Substitution") one or more Timeshare Interests for a Pledged Interval currently included in the Collateral (the "Substituted Property"). Borrowers shall identify the new Timeshare Interest to constitute a new Pledged Interval for such Property Substitution, which Timeshare Interest shall be approved by Lender in its sole discretion. Upon Lender's approval of such Pledged Interval, and Borrower's satisfaction (or Lender's waiver) all of the conditions precedent required to be satisfied pursuant to Article 6 of this Agreement with respect to such new Pledged Interval, Lender shall release its security interests and Liens in and to the Substituted Property, shall execute in favor of Borrowers any UCC release or termination statement in respect thereof, shall release the Mortgage and any other recorded Security Document and shall reassign and deliver to Borrower all other Collateral

LOAN AND SECURITY AGREEMENT
then in the physical possession of Lender or its agent (without recourse and without representations or warranties of any kind) directly related to such Substituted Property. Borrower shall bear all out-of-pocket expenses (including, without limitation, reasonable legal fees and disbursements of Lender and its counsel) in connection with such release, reassignment and delivery.

4. REPRESENTATIONS AND WARRANTIES AND COVENANTS.

      As an inducement to Lender to make the Loan, Borrower warrants and represents, as of the date hereof, and covenants to Lender as follows:

      4.1 SUBSIDIARIES AND CAPITAL STRUCTURE. Except as set forth in Schedule 8, Borrower owns no Voting Equities in any Person.

      4.2 CORPORATE BORROWER. Borrower

            (a) is a corporation duly organized and validly existing under the laws of the State of Texas,

            (b) has all requisite company power and authority and necessary licenses and permits to own, construct and operate and to carry on its business as now conducted and contemplated to be conducted in the future;

            (c) has duly qualified and is authorized to do business as a foreign company in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary or desirable; and.

            (d) has a Tangible Net Worth of not less than $100,000,000.

      4.3 FINANCIAL STATEMENTS. Borrower's consolidated financial statements dated as of December 31, 2004, and delivered to Lender are true, correct and accurate.

      4.4 FULL DISCLOSURE. Neither this Agreement nor any written statement made by Borrower or any Affiliate in connection with this transaction contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. There is no fact which Borrower or any Affiliate has not disclosed to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely any Pledged Interval or any Resort, business, prospects, profits or condition (financial or otherwise) of Borrower or the ability of Borrower to perform its Obligations under this Agreement, the Note or the other Security Documents or Loan Documents.

      4.5 PENDING LITIGATION. Except as set forth in Schedule 10 to this Agreement, there are no proceedings pending, or to the knowledge of Borrower threatened, against or affecting Borrower, any Affiliate or any Resort in any court or before any governmental authority or arbitration board or tribunal (a) which either involve the possibility of materially and adversely affecting any Pledged Interval or any Resort, business, prospects, profits or condition (financial or otherwise) of Borrower, or the ability of Borrower to perform its obligations under this

LOAN AND SECURITY AGREEMENT

Agreement, the Note or the other Security Documents, as applicable, or (b) in respect of which more than $100,000 is sought in damages. Neither Borrower nor any Affiliate of either nor any resort is in default with respect to any order of any court, governmental authority, quasi-governmental authority or arbitration board or tribunal.

      4.6 TITLE TO PROPERTIES. Except as set forth on Schedule 2 to this Agreement, Borrower has good and marketable title in fee simple (or its equivalent under Applicable Law) to all Pledged Intervals which it purports to own free from Liens.

      4.7 TRADEMARKS, LICENSES AND PERMITS. Borrower owns or possesses all of the trademarks, service marks, trade names, copyrights, franchises and licenses, and rights with respect thereto necessary for the conduct of its business as now conducted and as proposed to be conducted, without any known conflict with the rights of others. Borrower does not own any Furnishings or other tangible personal property in any Timeshare Unit located at any Resort.

      4.8 TRANSACTION IS LEGAL AND AUTHORIZED. The execution and delivery of this Agreement, any Note and the other Security Documents by Borrower, and the grant of the Liens to Lender with respect to the Collateral by Borrower and compliance by Borrower with all of the provisions of this Agreement, any Note and the other Security Documents are:

            (a) within the company powers of Borrower; and

            (b) valid and legal acts and will not conflict with, or result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (except Liens contemplated under this Agreement or any other Security Document) upon any Collateral under the provisions of, any agreement, articles of incorporation, by-laws or other instrument to which Borrower is a party or by which such Collateral may be bound.

      4.9 NO DEFAULTS. No Default or Event of Default exists, and there is no violation of any term of any agreement, charter instrument, bylaw or other instrument to which Borrower is a party or by which it may be bound that would have a Material Adverse Effect.

      4.10 GOVERNMENTAL CONSENT. Neither the nature of Borrower nor its business or Properties, nor any relationship between Borrower and any other Person, or any circumstance in connection with the execution or delivery of this Agreement, the Note or the other Security Documents, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of Borrower, as a condition of the execution, delivery or performance of this Agreement, the Note or any other Security Document.

      4.11 TAXES. Borrower is not in default with respect to the payment of any taxes levied or assessed against it or any of its assets. Borrower represents and warrants that (a) all ad valorem taxes and other taxes and assessments levied against the Collateral which are due and payable have been paid in full, and Borrower knows of no basis for any additional taxes or assessments against the Resort or Collateral; and (b) it has filed all tax returns required to have been filed by it and has paid or will pay, prior to delinquency, all taxes shown to be due and payable on such returns, including interest and penalties, and all other taxes that are payable by it. No tax audit is pending or threatened with respect to Borrower.

LOAN AND SECURITY AGREEMENT

      4.12 USE OF PROCEEDS. The proceeds of the initial Advance hereunder will be used first to pay for any Loan Costs due on the Closing Date.

      The proceeds of Subsequent Advances will be used

                  (i) first, to pay any Loan Costs then due at the time of the making of such Subsequent Advances, and

                  (ii) second, for general working capital needs of Borrower.

      None of the transactions contemplated in this Agreement will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Borrower does not intend to carry or purchase any "margin security" within the meaning of said Regulation U. None of the proceeds will be used to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "margin security" within the meaning of said Regulation.

      4.13 COMPLIANCE WITH LAW.

            (a) Borrower is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject (including laws, ordinances, governmental rules or regulations relating to the operation of each Resort as a hotel) which violation would materially adversely affect the business, prospects, profits, or condition (financial or otherwise) of Borrower or any Collateral.

            (b) Borrower shall, in all material respects, comply fully with all Applicable Laws in connection with the Resort, the Collateral and the sale of Timeshare Interests, including but not limited to (i) the Interstate Land Sales Full Disclosure Act; (ii) any applicable condominium and timeshare statutes, rules, and regulations, including but not limited to those governing the administration and operation of each Owner's Association and those requiring registration of the Timeshare Interests as a legal prerequisite to the marketing and sale thereof, (iii) Regulation Z of the Federal Reserve Board; (iv) the Equal Credit Opportunity Act; (v) Regulation B of the Federal Reserve Board;
(vi) Section 5 of the Federal Trade Commission Act; (vii) all applicable state and federal securities laws; (viii) all applicable usury laws; (ix) all applicable trade practices, home and telephone solicitation, sweepstakes, lottery, and other consumer credit and protection laws; (x) all applicable real estate sales licensing, disclosure, reporting, and escrow laws; (xi) the Americans with Disabilities Act of 1990 and all other accessibility requirements; (xii) the federal postal laws; (xiii) the Real Estate Settlement Procedures Act; (xiv) the Fair Housing Act of 1968; (xv) the FTC Privacy Act and
(xvi) all amendments to and rules and regulations promulgated under the foregoing, all if and as applicable. Borrower has registered or is exempt from registration in each Applicable State. Borrower's marketing and sales practices are in compliance with all Applicable Laws including, without limitation, its lead generation techniques. Borrower has not been contacted or notified of any Federal Trade Commission or similar agency inquiry or investigation or any Department of Justice inquiry or investigation in connection with the marketing and sale of Timeshare Interests.

LOAN AND SECURITY AGREEMENT

            (c) Borrower possesses or will possess, as applicable, and will at all times continue to possess all requisite franchises, certificates of convenience and necessity, operating rights, approvals, licenses, permits, consents, authorizations, exemptions, and orders as are reasonably necessary or appropriate to carry on its business as it is now being conducted, without any known conflict with the rights of others and, with respect to Borrower and the Collateral, in each case subject to no mortgage, pledge, Lien, lease, encumbrance, charge, security interest, title retention agreement, or option other than the Permitted Exceptions. All such franchises, certificates of convenience and necessity, operating rights, approvals, licenses, permits, consents, authorizations, exemptions, and orders are presently or will be, as applicable, in full force and effect, and there is no action currently pending or threatened effort to revoke or modify any of them.

      4.14 RESTRICTIONS OF BORROWER. Other than the Sovereign Facility, Borrower is not a party to any contract or agreement which restricts its right or ability to incur indebtedness, or prohibits the execution of, or compliance with, this Agreement or any of the other Security Documents or Loan Documents by Borrower. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any Collateral, whether now owned or hereafter acquired, to be subject to a Lien other than the Liens provided for herein, in the other Security Documents and in each Declaration.

      4.15 BROKERS' FEES. Except as set forth on Schedule 11 hereto, there are no brokers or finders which are entitled to receive compensation for their services rendered to Borrower with respect to the transactions described in this Agreement and with which Borrower has had dealings.

      4.16 DEFERRED COMPENSATION PLANS. Except as disclosed on Schedule 15 attached hereto, Borrower does not have a pension, profit sharing or other compensatory or similar plan providing for a program of deferred compensation for any employee or officer which is subject to any requirement of the Employee Retirement Income Security Act of 1974, as amended.

      4.17 LABOR RELATIONS. Except as disclosed on Schedule 15 attached hereto, Borrower is not a party to any collective bargaining agreement, there are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

      4.18 VALIDITY OF LIENS GRANTED TO LENDER. Except with respect to the Permitted Exceptions and as provided for in Sections 3.15 and Section 3.16 hereof, all Liens granted to Lender in respect of the Collateral are, and shall continue to be, prior in right and superior to all other Liens granted to, or held by, any other Person.

      4.19 SOLVENCY. Borrower is not entering into this Agreement and the transactions contemplated hereby, and does not intend to incur any obligations hereunder or otherwise make any transfers in connection herewith, with the actual intent to hinder, delay or defraud either present or future creditors. After giving effect to the consummation of the transactions contemplated by this Agreement and the making of the advances hereunder, (a) the assets of Borrower at a fair valuation thereof on a going concern basis will not be less than its debts, (b)

LOAN AND SECURITY AGREEMENT

Borrower is not currently engaged in or about to engage in a business or transaction for which their remaining assets are unreasonably small in relation to such business or transaction, and (c) Borrower will be able to pay its respective debts as they become due. "Debt" for purposes of this Section 4.20 means any liability on a claim, and "claim" means (i) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

      4.20 TIMESHARE INTEREST REGIME REPORTS. Borrower has furnished, or will furnish, to Lender true and correct copies of all formation and enabling documents for each resort and each Owner's Association and all filings and/or recordations in order to establish the condominium and the timeshare ownership regime in respect of each Resort have been or will be done and all Applicable Laws and statutes in connection therewith have been or will be complied with in all material respects.

      4.21 SALE OF TIMESHARE INTERESTS. The sale and offering of sale of Timeshare Interests (a) do not and will not constitute the sale, or the offering of sale, of Securities subject to the registration requirements of the Securities Act of 1933, as amended, or the blue-sky securities laws of any Applicable State, (b) are done and will only be done in the Applicable States (and no solicitation and no advertising in respect of the sale of Timeshare Interests that would, in either case, be in violation of Applicable Law is done or will be done in any other States), (c) do not violate and will not violate any applicable federal, state or local consumer credit or sale rescission statute, including, without limitation, any such statute of any State in which a Purchaser may reside, and (d) do not violate and will not violate any other applicable federal, state or local law, statute or regulation (including, without limitation, any timeshare or subdivision law applicable to any Resort or to the sale of Timeshare Interests and in effect in any Applicable State or in any other State in which a Purchaser may reside or in which the sale of any such Timeshare Interest may be closed).

      Without limiting the generality of the immediately preceding paragraph, Borrower has, to the extent required by its activities and businesses, fully complied with and will continue to fully comply with (1) (A) the Federal Trade Commission Act, as amended, (B) the Interstate Land Sales Full Disclosure Act, as amended, (C) all other applicable federal statutes and laws pertaining to the Resort and (D) the rules and regulations promulgated under such applicable Acts, statutes and laws and (2) all of the applicable provisions of any law of any State (and the rules and regulations promulgated thereunder) or municipality or other governmental or quasi-governmental authority relating to the operation of each Resort. The sale and offering of sale of Timeshare Interests are not effected and will not be effected by any home solicitations.

      4.22 INDEBTEDNESS. Except for described or Schedule 1 attached hereto, indebtedness owing by Borrower to Lender arising pursuant to this Agreement and the other Loan Documents, or trade payables incurred in the ordinary course of the operation and maintenance of each Resort, as of the Closing Date Borrower has no other indebtedness.

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                                       44

      4.23 AFFILIATE TRANSACTIONS. Schedule 6 attached hereto contains a true, correct and complete list of all contracts, instruments and other agreements between (a) Borrower and any Affiliate of Borrower and (b) Borrower and any Executive Management Member. A true, complete and current copy of each of such agreements has been previously delivered to Lender.

      4.24 APPLICABLE LAWS. All existing Improvements at each Resort are and will be in compliance with all applicable zoning, building, and other Applicable Laws in connection with the establishment of each Resort, the operation of each Resort, the sale, use and marketing, of Timeshare Interests, and the occupancy of Timeshare Units at each Resort.

      4.25 LEASES. There are no real property leases encumbering or otherwise affecting any Resort or encumbering any Pledged Interval.

5. CONDITIONS PRECEDENT TO INITIAL ADVANCE

      The obligation of Lender to make the initial Advance shall be subject to the following conditions precedent (which shall have been satisfied not less than five (5) Business Days prior to the date on which the initial Advance is to be made):

      5.1 OPINIONS OF COUNSEL. Lender shall have received from each of (a) Meadows, Owens, Collier, Reed, Cousins & Blau, L.L.P., regulatory and Texas counsel for Borrower, (b) Stinson Morrison Hackler, LLP, Missouri counsel for Borrower, (c) Weinstock & Scavo, P.C., Georgia counsel for Borrower, and (d) Mayer, Brown, Rowe & Maw, Illinois counsel for Borrower, a closing and/or enforceability opinion, as applicable, in form and content satisfactory to Lender and its counsel dated the date of the initial Advance.

      5.2 WARRANTIES AND REPRESENTATIONS TRUE AS OF INITIAL ADVANCE DATE. The warranties and representations contained in this Agreement shall be true in all material respects on the date of the making of the Advance hereunder.

      5.3 COMPLIANCE WITH THIS AGREEMENT. Borrower shall have performed and complied with all covenants, agreements and conditions contained herein which are required to be performed or complied with by it before or on the date of the making of the Advance hereunder and no Default or Event of Default shall exist hereunder on such date. Borrower shall have delivered to Lender executed copies of this Agreement, all Security Documents (except for any Notes) and other Loan Documents (except for any Notes), each in form and substance acceptable to Lender.

      5.4 BORROWER'S SECRETARY'S CERTIFICATES; GOOD-STANDING CERTIFICATES.

            (a) Lender shall have received a certificate, dated as of the date of the initial Advance and signed by an authorized officer of Borrower, certifying that the conditions specified in Section 5.2 and Section 5.3 of this Agreement have been fulfilled.

            (b) Borrower shall have delivered to Lender its certified Articles of Incorporation and By-laws, certified by Borrower to be true and correct.

LOAN AND SECURITY AGREEMENT

            (c) Borrower shall have delivered to Lender, in form satisfactory to Lender, a recent good standing certificate from the Secretary of State of Texas certifying Borrower's due existence in the State of Texas, and a recent certificate from each of the Secretary of State of Texas, the Secretary of State of Georgia, the Secretary of State of Indiana and the Secretary of State of Missouri certifying Borrower's qualification to do business in such States.

            (d) Borrower shall have delivered to Lender a certificate of an officer of Borrower, dated as of the date of the making of the Advance, certifying (i) the due authorization of Borrower to enter into this Agreement and the other Loan Documents to which it is a party and the transactions and instruments contemplated thereby, and (ii) the authorization, incumbency and specimen signature of the authorized officer of Borrower, to execute and deliver this Agreement and the other Loan Documents to which it is a party.

      5.5 UNIFORM COMMERCIAL CODE FINANCING STATEMENTS. All filings of Uniform Commercial Code financing statements and all other filings and actions necessary to perfect Lender's security interests in and to the Collateral shall have been filed and confirmation thereof received. Uniform Commercial Code, judgment and tax lien searches shall have been performed in respect of Borrower and the results thereof shall be satisfactory to Lender.

      5.6 HAZARDOUS SUBSTANCE INDEMNITY AGREEMENT. Borrower shall have executed and delivered to Lender the Indemnity Agreement.

      5.7 EXPENSES. Borrower shall have paid all fees and expenses required to be paid by it pursuant to Section 10.2 of this Agreement and shall have paid the commitment fee provided for in Section 2.5 hereof.

      5.8 MORTGAGE. Borrower shall have executed and delivered each Mortgage for all Pledged Intervals securing the Loan as of the Closing Date to Lender. Each Mortgage shall have been recorded or delivered to the title company for recordation, on the date of the making of the initial Advance hereunder, in the applicable public real property office, and all taxes, recording fees and other fees and charges required by Applicable Law to be paid in connection therewith shall have been duly paid in full. Each Mortgage shall have created a valid first priority Lien in and to each Pledged Interval in respect of the Obligations subject to no other Liens except for Permitted Exceptions.

      5.9   TITLE INSURANCE; CASUALTY INSURANCE.

            (a) TITLE INSURANCE POLICY. Borrower shall have delivered to Lender a mortgagee's title insurance policy (issued to Agent and in full force and effect) in respect of each Mortgage (each policy being a "TITLE INSURANCE POLICY") together with such endorsements thereto as Lender may require. Each Title Insurance Policy (a) shall have been issued by a title insurance company which is satisfactory to Lender, (b) shall be in form and substance satisfactory to Lender and its special counsel, (c) shall be in such amounts as Lender may require in its sole discretion, (d) shall insure that the applicable Mortgage creates a valid first Lien in and to the applicable Pledged Interval free and clear of all defects, encumbrances and other Liens unacceptable to Lender except for Permitted Exceptions and (e) shall contain such further endorsements and affirmative coverage as Lender may request. All premiums in respect of such

LOAN AND SECURITY AGREEMENT

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Title Insurance Policy shall have been paid in full and evidence thereof shall have been delivered to Lender.

            (b) INSURANCE. Borrower shall have delivered to Lender certificates of insurance evidencing the insurance policies and endorsements required to be delivered pursuant to Section 3.5 hereof, together with copies of such insurance policies certified by Borrower to be true and correct. All premiums in respect of such insurance policies shall have been paid in full and evidence thereof shall have been delivered to Lender.

      5.10 ENVIRONMENTAL SITE ASSESSMENT REPORT. Borrower (at its own expense) shall have delivered to Lender not less than 15 Business Days prior to the date of the making of the Advance the most recent "Phase I" environmental survey in Borrower's possession of each Resort in form and substance acceptable to Lender.

      5.11 TAXES. Borrower shall have delivered to Lender copies of the most recent tax receipts for each Resort (or certificates in respect thereof) evidencing no delinquency in the payment thereof.

      5.12 INSPECTION. Borrower shall have permitted Lender to make an inspection/audit of its books, accounts and records and such other papers as it may desire and of its premises and each resort, as Lender may in its sole discretion determine. Such inspection/audit shall be satisfactory to Lender (in its sole determination).

      5.13  DELIVERY OF:

            (a) LICENSES. Borrower shall have delivered to Lender copies of all licenses, approvals, consents and permits required for Borrower to comply with all Applicable Laws in the operation of the Resort.

            (b) FINANCIAL STATEMENTS. Borrower shall have delivered financial statements of Borrower showing a Tangible Net Worth of not less than $100,000,000, in form and substance acceptable to Lender. Additionally, Borrower shall have delivered to Lender a projected balance sheet, income statement, statements of cash flow projections and other financial projection reports and statements requested by Lender for the calendar years 2005, 2006 and 2007.

            (c) REQUEST. Borrower shall have submitted a written request for the Advance which shall be substantially in the form of Exhibit E hereto.

            (d) INTERCREDITOR AGREEMENT. Borrower shall have delivered the Intercreditor Agreement executed by Borrower and each financial institution party thereto.

            (e) NEGATIVE PLEDGE. Borrower shall have delivered each Negative Pledge Agreement executed by Borrower in favor of Lender.

      5.14 PROCEEDINGS SATISFACTORY. All actions taken in connection with the execution of this Agreement, the Note, any other Security Document and all documents and papers relating thereto and the with the making of the initial advance shall be satisfactory to Lender and its counsel.

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

      5.15 MINIMUM AMOUNT. An amount equal to at least $10,000,000 shall have been advanced by Lender to Borrower under this Agreement and the Receivables Loan Agreement unless otherwise agreed to or waived by Lender.

6.    SUBSEQUENT ADVANCES CLOSING CONDITIONS

      After the making of the initial Advance, the obligation of Lender to make additional Advances (individually a "SUBSEQUENT ADVANCE") on a Business Day of any month (herein referred to as a "SUBSEQUENT ADVANCE DATE") or permit a Property Substitution shall be subject to the satisfaction of all of the following conditions precedent (except that, to the extent (i) a Subsequent Advance represents a re-borrowing under this Agreement, (ii) Borrower has previously delivered the items set forth in this Article 6 in connection with a prior Advance and (iii) such items have not been amended and no material adverse change has occurred with respect to such items, Borrowers need not re-deliver such items):

      6.1   SPECIAL SUBMISSIONS.

      (a) AMENDMENTS TO SILVERLEAF CLUB. Borrower shall have submitted to Lender any material amendments and/or modifications to the Management Agreement between Borrower and Silverleaf Club and Orlando Breeze Resort Club described on Schedule 7 attached hereto, which amendments and modifications shall be acceptable to Lender in its reasonable discretion and not in any manner adverse to Lender or the Collateral. Borrower shall have submitted to Lender any material amendments and/or modifications to each of those certain Master Club Agreements or Silverleaf Club Agreements between Silverleaf Club and each Owners Association or between Orlando Breeze Resort Club and the Owners Association related to the Orlando Breeze Resort located in Orlando, Florida.

      (b) MORTGAGE(S). Borrower shall have executed and delivered a Mortgage to Lender. Each Mortgage shall be recorded or delivered to a title company acceptable to Lender for recordation in the applicable public real property office, and all taxes, recording fees and other fees and charges required by Applicable Law to be paid in connection therewith shall have been duly paid in full in accordance with Lender's instructions to the title company responsible for such filing. Each Mortgage shall have created a valid Lien in and to the Pledged Interval in respect of the Obligations subject to no other Liens except for Permitted Exceptions.

      (c)   TITLE COMMITMENT(S). Lender shall have received not less than ten
            (10) Business Days prior to the making of a Subsequent Advance or consummation of the Property Substitution, unless otherwise agreed to by Lender, a commitment for a Title Insurance Policy (to be issued to Lender and in full force and effect) in respect of each Mortgage covering Pledged Intervals constituting Collateral to secure the Obligations, together with such endorsements thereto as Lender may require, which shall (a) have been issued by a title insurance company which is satisfactory to Lender, (b) be in form and substance satisfactory to Lender and its special counsel, (c) be in such amounts as Lender may require in its sole discretion, (d) insure that the new Mortgage to be filed creates a valid first Lien in

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

            and to the applicable Pledged Intervals free and clear of all defects, encumbrances and other Liens unacceptable to Lender and (e) contain such further endorsements and affirmative coverage as Lender may request. All premiums in respect of such Title Insurance Policy shall have been paid in full and evidence thereof shall have been delivered to Lender.

      (d) INSPECTION. Borrower shall have permitted Lender to make an inspection/audit of the additional Pledged Intervals, and such Pledged Intervals and other proposed Colalteral related thereto shall be acceptable to Lender in its Permitted Discretion.

      (e) OPINIONS OF COUNSEL. Lender shall have received from Meadows, Owens, Collier, Reed, Cousins & Blau, L.L.P., related to the due authorization, execution and delivery of the Loan Documents executed in connection with Subsequent Advance and, with respect to Loan Documents governed by Maryland law, the enforceability of such Loan Documents, and from local counsel licensed in the State or foreign jurisdiction where the additional Pledged Intervals are located, a legal opinion in form and content satisfactory to Lender and its counsel dated the date of the Subsequent Advance.

      (f) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Borrower in or pursuant to this Agreement and any other Loan Documents to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date.

      (g) EVENTS OF DEFAULT. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Subsequent Advance or Property Substitution requested to be made, as applicable, on such date; provided, however, that Lender, in its sole discretion, may continue to make Subsequent Advances or allow Property Substitutions notwithstanding the existence of an Event of Default or Default and that any Subsequent Advances so made or Property Substitutions so allowed shall not be deemed a waiver of any such Event of Default or Default.

      (h) FINANCING STATEMENTS. All filings of Uniform Commercial Code financing statements and all other filings and actions necessary to perfect Lender's security interests in and to the additional Collateral shall have been filed. If determined necessary by Lender in its Permitted Discretion, Uniform Commercial Code, judgment and tax lien searches shall have been performed in respect of Borrower and the results thereof shall be satisfactory to Lender.

      (i) INSURANCE. To the extent not already delivered to Lender, Borrower shall have delivered to Lender certificates of insurance evidencing the insurance policies and endorsements required to be delivered pursuant to Section 3.5 hereof, together

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                                       49
            with copies of such insurance policies certified by Borrower to be true and correct.

      (j) CERTIFICATE OF OCCUPANCY. Borrower shall have delivered to Lender a certificate of occupancy or other evidence of the completion of any construction of each Pledged Interval acceptable to Lender.

      (k) INDEMNITY. Borrower shall have executed and delivered to Lender a Hazardous Substance Indemnity Agreement substantially in the form executed as of the Closing Date, acceptable to Lender.

      (l) TIMESHARE REGIME. Borrower shall have delivered to Lender evidence that the Pledged Intervals are included in the applicable timeshare regime at each Resort and are subject to the applicable Declaration encumbering such Resort, and if requested by Lender, the Recorded Map related to such Pledged Intervals.

      (m) SECTION 2.1 CONDITIONS. All of the conditions to lending set forth in Section 2.1 shall have been satisfied.

      6.2   REQUESTS FOR SUBSEQUENT ADVANCE. A request for such Subsequent
            Advance

            (a) shall be in writing and shall state (i) that all conditions set forth in Section 6.1 hereof have been satisfied and (ii) that all construction is competed with respect to each Pledged Interval related to each Subsequent Advance.

            (b) after giving effect to the Subsequent Advance to be made, the aggregate Advances shall not exceed the maximum amount of Advances permitted under this Agreement, including Section 2.1 hereof,

            (c) shall have been delivered to the office of Lender at least 10 Business Days in advance of the Subsequent Advance Date,

            (d) shall be accompanied with an executed Borrowing Base
Certificate,

            (e) shall otherwise be substantially in the form of Exhibit F attached to this Agreement,

            (f) each of the representations and warranties made by Borrower in or pursuant to this Agreement and any other Loan Documents to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date,

            (g) no Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Subsequent Advances requested to be made, on such date; provided, however, that Lender, in its sole discretion, may continue to make Subsequent Advances notwithstanding the existence of an Event of Default or Default and that

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                                       50
any Subsequent Advances so made shall not be deemed a waiver of any such Event of Default or Default, and

            (h) in the case of any Subsequent Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof.

      All of the requirements in clause (a) through clause (f) and clause (h) shall be satisfactory to Lender. Borrower acknowledges that Lender shall not make Advances in respect of costs which have not been approved by it.

      6.3   DEFAULTS; EXPENSES; MISCELLANEOUS.

            (a) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall exist immediately prior to the making of the Subsequent Advance or, after giving effect thereto, immediately after the making of such Subsequent Advance.

            (b) FEES AND EXPENSES. Borrower shall have paid all fees and expenses required to be paid by Section 10.2 of this Agreement in connection with such requested Subsequent Advance.

            (c) PRIOR ADVANCES. No other Advance shall been made during the calendar month in which such Subsequent Advance Date falls.

      6.4 DISBURSEMENTS. Upon the occurrence of an Event of Default, Lender shall have the right, but not the obligation, to disburse and directly apply the proceeds of any Subsequent Advance to the satisfaction of any of Borrower's obligations hereunder, and any Subsequent Advance by Lender for such purpose shall be considered part of the Loan and shall be secured by the Security Documents. Borrower hereby authorizes Lender to hold, use, disburse and apply the Loan for payment of costs and expenses incident to the Loan, any Pledged Intervals or any Resort, and the payment or performance of any obligation of Borrower hereunder. Borrower hereby assigns, pledges and grants a security interest in the proceeds of the Loan to Lender for such purposes. Upon the occurrence of an Event of Default, (a) Lender may advance and incur such reasonable expenses as Lender deems necessary to preserve the Pledged Interval or any Resort, and any other security for the Loan, and such expenses, even though in excess of the amount of the Loan, shall be secured by the Security Documents, and shall be payable to Lender on demand, and (b) Lender may disburse any portion of any Subsequent Advance at any time, and from time to time, to persons other than Borrower for the purposes specified in this Section 6.5 irrespective of the provisions of Section 2.1 hereof, and the amount of Subsequent Advances to which Borrower would thereafter otherwise be entitled shall be correspondingly reduced. In addition to the foregoing, and whether or not an Event of Default has occurred hereunder, Lender, whether or not requested to do so by Borrower shall have the right, but not the obligation, to disburse and directly apply the proceeds of any Subsequent Advance to the payment of (a) the costs and fees of the Escrow Agent (if applicable); and (b) all reasonable fees and expenses of internal and external counsel to Lender.

      6.5 PROCEEDINGS SATISFACTORY. All actions taken in connection with the Subsequent Advance shall be reasonably satisfactory to Lender and its counsel. Lender and its counsel shall

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

receive copies of such documents and papers as Lender or such counsel may reasonably request in connection with any such Subsequent Advance, all in form and substance satisfactory to Lender and its counsel.

7.    COVENANTS

      Borrower covenants and agrees that on and after the date hereof and so long as any Obligation of Borrower to Lender exists as follows:

      7.1   PAYMENT OF TAXES AND CLAIMS. Except as otherwise provided for in
Section 3.7 and Section 3.8 hereof, Borrower shall pay, or cause to be paid, before they become delinquent:

            (a) all taxes, assessments and governmental charges or levies imposed upon it, any Pledged Interval, any Resort or other real and personal property of Borrower, including, without limitation, the Collateral; and

            (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any Pledged Interval or any Resort, including, without limitation, the Collateral.

      7.2 MAINTENANCE OF PROPERTIES; BORROWER EXISTENCE; INDEBTEDNESS; LIENS; BUSINESS. Borrower shall:

            (a) PROPERTY--maintain each Resort in good repair, working order and condition and make all necessary renewals, repairs, replacements, additions, betterments and improvements thereto and maintain, or cause to be maintained, each resort and each Pledged Interval in good repair, working order and condition and make, or cause to be made, all necessary repairs, replacements, additions, betterments and improvements to each pledged Unit and Resort;

            (b) INSURANCE--maintain, or cause to be maintained, insurance as required by Section 3.5 of this Agreement;

            (c) FINANCIAL RECORDS--(i) keep true books of records and accounts (including, without limitation, the Books and Records) in which full and correct entries will be made of all its material business transactions in accordance with GAAP, and (ii) reflect in its financial statements and in the financial statements of Borrower adequate accruals and appropriations to reserves, all in accordance with GAAP, practices and procedures at the time in effect and consistently applied or on a cash basis consistently applied;

            (d) BORROWER EXISTENCE AND RIGHTS--do or cause to be done all things necessary or required to preserve and keep in full force and effect its company existence, rights, powers and franchises, including, without limitation, its authorization to do business in each Applicable State;

            (e) COMPLIANCE WITH LAW--not be in violation of (i) any laws, ordinances, governmental rules and regulations to which it is subject, and to that end, Borrower shall not fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the

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                                       52
ownership of its Properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, property or condition (financial or otherwise) of Borrower, including, without limitation, any zoning laws, land use, design controls, subdivision controls or Environmental Protection Laws applicable to its real property (including, without limitation, each Resort), (ii) any statutes, rules and regulations, whether now or hereafter in force, in any jurisdiction in which Borrower may make offers to sell or sales of Timeshare Interests relating to the right to do business in such jurisdiction in any material respect and (iii) any applicable federal, state or municipal statutes, rules and regulations relating to sales of Timeshare Interests and the manner of evidencing and financing the same to the end that all of the Contracts shall be valid, binding and legally enforceable in accordance with their respective terms subsequent to the assignment thereof to Lender in any material respect;

            (f) DEFERRED COMPENSATION PLANS--to the extent that it has one or more pension, profit sharing or other compensatory or similar plans providing for a program of deferred compensation for any employee or officer, be in compliance with all requirements of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated in connection therewith;

            (g) INDEBTEDNESS--not incur any Indebtedness for borrowed money secured by all or any Collateral, without Lenders' prior written consent; provided, however, that in the event Borrower enters into a credit facility for borrowed money from any other senior lender providing indebtedness to Borrower, Borrower shall use its best efforts to provide to Lender an Intercreditor Agreement related to such credit facility and the collateral granted to such other senior lender related thereto.

            (h) LIENS--(i) not allow any Liens or encumbrances whatsoever to attach to the Collateral other than the Liens and security interests of Lender created by the Security Documents, any Liens in favor of any Owner's Association under a Declaration and the Permitted Exceptions set forth on Schedule 2 hereto and (ii) cause the Liens and security interests of Lender created by the Security Documents in and to the Collateral to continue to be valid, enforceable, first priority perfected Liens and security interests subject to no other Liens except as set forth in this Agreement or in any other Security Document or in Schedule 2 hereto;

            (i) MATERIAL ADVERSE EFFECT--not undertake any action that would have a Material Adverse Effect on the operation of any Resort or any of the Collateral; and

            (j) NOTIFICATION OF CLAIMS--promptly notify Lender of any claim, action or proceeding affecting title to the Collateral, or any part thereof, or any of the security interests granted hereunder, and, at the request of Lender, appear in and defend, at Borrower's expense, any such claim, action or proceeding;

            (k) ASSIGNMENT--not assign its interest in any Pledged Interval (other than sales of Timeshare Interests the ordinary course of Borrower's business) or this Agreement or any interest herein or therein, or all of any part of any disbursements to be made hereunder, voluntarily, by operation of law or otherwise;

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

            (l) SALES--Borrower shall not intentionally or knowingly fail to offer for sale, or discourage the sale of, or not selling any of the Timeshare Interests at any Resort constituting Pledged Intervals; and

      7.3 PAYMENT OF NOTES AND MAINTENANCE OF OFFICE. Borrower shall punctually pay or cause to be paid the principal, interest and all other amounts to become due in respect of the Note or hereunder according to the terms thereof and hereof (all of the terms of the Note are hereby incorporated herein by reference). All payments hereunder or under the Note shall be made in accordance with the payment instructions set forth in Schedule 12 to this Agreement. Borrower shall maintain an office at 1221 River Bend Drive, Dallas, Texas 75247, where notices, presentations and demands in respect of this Agreement, the Note or any other Security Document or Loan Document may be made upon Borrower. Such offices shall be maintained at said address of Borrower until such time as Borrower shall so notify Lender, in writing, of any change of location of such offices. The Books and Records of Borrower shall be maintained at said address. Borrower shall not change its name without 30-day prior written notice to Lender.

      7.4 SALE OF PROPERTIES. Without the prior written consent of Lender, Borrower shall not sell, lease, transfer or otherwise dispose of any of the Collateral, provided that Borrower

            (a) may sell the unsold Timeshare Interests in the ordinary course of its business to unaffiliated consumers, and

            (b) may sell and dispose of (and receive the proceeds thereof) in the ordinary course of its business, free from any Lien created or contemplated by this Agreement, items of Collateral consisting of inventory;

and provided further that Borrower may sell Timeshare Notes, subject to the terms of this Agreement on the condition that all cash proceeds thereof not withheld or reserved be delivered to Lender and applied to the payment of the Loan.

      7.5 CONSOLIDATION AND MERGER. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, Borrower shall not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it unless Borrower is the surviving entity; provided, however, that in the event Lender does not consent to such merger or consolidation and Borrower elects to close such transaction, Borrower shall have the right to refinance Lender and pay to Lender in cash in full all outstanding Obligations hereunder (including accrued and unpaid interest thereon), other than the prepayment fee described in Section 2.3(c) hereof.

      7.6   INTENTIONALLY DELETED.

      7.7   INTENTIONALLY OMITTED.

      7.8 COMPLIANCE WITH ENVIRONMENTAL LAWS. Borrower shall comply, and shall cause each Resort and all Pledged Intervals to be in compliance, with

            (a) all Environmental Protection Laws (including, without limitation, all federal, state and local environmental or pollution-control laws, regulations, orders and decrees

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                                       54
governing the emission of waste water effluent, the treatment, transportation, disposal, generation and storage of solid and hazardous waste, hazardous and toxic substances and air pollution, and/or setting forth general environmental conditions),

            (b) any other applicable requirements for conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and/or land, and for biological toxicity of the aforesaid and

            (c) the regulations of each relevant federal, state or local authority administering environmental laws, ordinances or regulations,

to the extent that the failure to so comply could have a material and adverse effect on the business, prospects, profits, any Pledged Interval or condition (financial or otherwise) of Borrower or any Resort.

      Without limiting the generality of the foregoing, Borrower shall not release or otherwise dispose of any Hazardous Substance or any other substance regulated, controlled or described as hazardous under any Environmental Protection Law on or beneath any real property owned, leased or otherwise used by Borrower or allow the same to occur with respect to any Resort in violation of any Environmental Protection Law; and no asbestos, urea formaldehyde foam, polychlorinated biphenyls, aluminum wire or lead-containing paint shall be installed or used on any such Pledged Interval or any Resort. Borrower shall not take or suffer to be taken any act or omission that would subject it or any Resort to liability under any Environmental Protection Law which liability could have a material and adverse effect on the business, prospects, profits, any Pledged Interval or condition (financial or otherwise) of Borrower or any Resort.

      Lender shall have the right, but shall not be obligated, to notify any state, federal or local governmental authority of information which may come to its attention with respect to Hazardous Substances on or emanating from any Resort and Borrower irrevocably releases Lender from any claims of loss, damage, liability, expense or injury relating to or arising from, directly or indirectly, any such disclosure. Lender will notify Borrower prior to or contemporaneously with any action taken by Lender pursuant to this paragraph, provided that the failure by Lender to provide such notification shall not affect any action so taken.

      Without limiting the scope and the effectiveness of the foregoing undertakings in this Section 7.8, Borrower agrees to indemnify and hold Lender harmless from and against any losses, liabilities, damages, claims, causes of action, costs or expenses (including, without limitation, attorneys' fees and disbursements), arising from, incurred by, or asserted against, Lender in connection with any cleanup, removal or similar protective or remedial action that may be required or undertaken by any governmental authority as a result of the presence of any Hazardous Substances at any Resort, the release of any other Hazardous Substance on or from any Resort or the generation, treatment, storage, handling or disposal of any Hazardous Substances on or from any Resort (unless such presence, release, generation, treatment, storage, handling or disposal is directly caused by Lender or by any agent of Lender acting under Lender's direct orders). The liability of Borrower to Lender under this paragraph shall survive any assignment, transfer, discharge or foreclosure of any Mortgage or any transfer of any Pledged Interval (or any portion thereof) by deed in lieu of foreclosure or otherwise, and any one

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                                       55
or more transfers of Pledged Intervals or any Resort (or any portion thereof) by deed or otherwise, by whosoever made.

      If Borrower fails to diligently take any action required under this
Section 7.8 or by any governmental entity with respect to the cleanup, control or reporting of any Hazardous Substances, materials or wastes in, on, from or under any Resort, Lender, at its option, may enter upon the Resort, retain such experts and consultants at the expense of Borrower and take such action as Lender deems advisable, and Lender may advance such sums of money as it deems necessary, with respect to the cleanup, control or reporting of any such substances, materials or wastes in, on or under any Resort. Borrower shall pay to Lender immediately and upon demand, all sums of money so advanced or expended by Lender pursuant to this paragraph, together with interest on each such advance at the Default Rate, and all such sums, and the interest thereon, shall be secured by the Collateral. Lender will notify Borrower prior to or contemporaneously with any action taken by Lender pursuant to this paragraph, provided that the failure by Lender to provide such notification shall not affect any action so taken.

      7.9 TRANSACTIONS WITH AFFILIATES; PRINCIPAL PROPERTIES. Borrower shall not enter into any transaction including, without limitation, the purchase, sale or exchange of real or personal property of the Borrower or the rendering of any service with any Affiliate of Borrower or any Executive Management Member (i) except in the ordinary course of, and pursuant to the reasonable requirements of, Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate, and (ii) provided such transaction will not constitute, or will not reasonably be expected to constitute, a Material Adverse Effect.

      7.10 USE OF LENDER NAME. Borrower shall not, nor shall it permit any Affiliate to, without the prior written consent of Lender, use the name of Lender or the name of any affiliate of Lender in connection with any of its respective businesses or activities, except in connection with internal business matters and as required in dealings with governmental agencies or as may be required by law.

      7.11  INTENTIONALLY DELETED.

      7.12 NOTICE OF LEGAL PROCEEDINGS. Promptly upon becoming aware of the existence thereof, Borrower shall deliver to Lender written notification of the institution of any litigation, legal proceeding or dispute with any Person, entity or governmental authority in any way involving Borrower, any Pledged Interval, any Resort, the Collateral or any of Borrower's other assets as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would materially adversely affect Borrower, any Pledged Interval, any Resort, the Collateral or any of Borrower's other assets.

      7.13 FURTHER ASSURANCES. Borrower shall from time to time execute and deliver to Lender such other instruments, certificates and documents and shall take such other action and do all other things as may from time to time be reasonably requested by Lender in order to implement or effectuate the provisions of, or more fully perfect the rights granted or intended to be granted by Borrower to Lender pursuant to the terms of, this Agreement, the Note or any other Security Document. Borrower agrees, in its capacity as Declarant (to the extent permitted

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by Applicable Law, any Declaration, and any Owner's Association's By-Laws), to
cause the applicable Owner's Association to take such action and to do all other things as may from time to time be reasonably requested by Lender in order to implement or effectuate the provisions of this Agreement and the other Security Documents.

      7.14  FINANCIAL STATEMENTS. Borrower shall submit to Lender the following:

            (a) ANNUAL STATEMENTS--As soon as practicable after the end of each fiscal year of Borrower, and in any event no later than 90 days thereafter, duplicate copies of:

                  (i) a consolidated balance sheet of Borrower and its subsidiaries and affiliates as at the end of such fiscal year, and

                  (ii) a consolidated statement of income of Borrower and its subsidiaries and affiliates for such fiscal year and an annual sales report for all Pledged Intervals, and

                  (iii) a consolidated statement of changes in cash flows of Borrower and its subsidiaries and affiliates during such fiscal year,

                  (iv) a statement of material changes of accounting policies, presentations or principles during such fiscal year, and

                  (v) notes to such financial statements.

      Each of the above shall have been audited and prepared in accordance with GAAP by an independent certified public accounting firm, selected by Borrower and acceptable to Lender, in reasonable detail and shall set forth, in each case, in comparative form the figures for the previous fiscal year, and shall be certified as complete and correct by an officer or member of Borrower. The above financial statements shall be accompanied by a certificate of an officer or member of Borrower, which certificate shall be acceptable to Lender and shall, without qualification, state that such financial statements fairly present the financial condition of Borrower and have been prepared consistently with past practices. In addition, Borrower shall, within one hundred twenty (120) days of the end of the fiscal year deliver to Lender similar annual financial statements for the Silverleaf Club and the Orlando Breeze Resort Club.

      In the event that the aforesaid annual financial statements are not in form and content satisfactory to Lender, in its sole determination, Borrower shall, within 90 days of the receipt of Lender's written request therefor, deliver to Lender duplicate copies of the aforesaid financial statements together with an unqualified opinion thereon of an independent certified public accounting firm, selected by Borrower and satisfactory to Lender, which opinion shall state that such financial statements present fairly the financial condition of Borrower have been prepared in accordance with generally accepted accounting principles, procedures and practices consistently applied (except for changes in application in which such accountants concur) and that the examination of such financial statements by such accountants has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the

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circumstances. The aforesaid audited financial statements shall be in form and content satisfactory to Lender.

            (b) MONTHLY STATEMENTS--As soon as practicable after the end of each calendar month of Borrower, and in any event no later than 30 days thereafter, duplicate copies of:

                  (i) a consolidated balance sheet of Borrower as at the end of such calendar month,

                  (ii) a consolidated statement of income of Borrower for such calendar month,

                  (iii) a consolidated statement of changes in cash flows of Borrower during such calendar month,

                  (iv) a statement of material changes of accounting policies, presentations or principles during such calendar month,

                  (v) a Borrowing Base Certificate, and

                  (vi) such other requests, statements, operation audits or other information as Lender may request from time to time.

      Each of the above shall have been internally prepared in reasonable detail and in accordance with GAAP and shall be in form and substance acceptable to Lender, subject to changes resulting from year-end adjustments, and shall set forth in each case in comparative form the figures for the corresponding periods in the immediately preceding fiscal year, and shall be certified as complete and correct by an officer or member of Borrower.

            (c) NOTICE OF PENDING LITIGATION--Within thirty (30) days after the end of each calendar quarter, a statement of any litigation or legal action pending or threatened against Borrower, Silverleaf Club, Orlando Beach Resort Club or any Owner's Association, in which the disputed amount or potential damages are greater that $50,000 individually, or $100,000 in the aggregate.

            (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT--Promptly upon becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto.

            (e) NOTICE OF CLAIMED DEFAULT--Immediately upon becoming aware that the holder of any obligation or of any evidence of indebtedness or other security of Borrower has given notice or taken any other action with respect to a claimed default or event of default thereunder, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default and what action Borrower is taking or proposes to take with respect thereto.

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            (f)   MATERIAL ADVERSE DEVELOPMENTS--Immediately upon becoming
aware of any development or other information which may materially and adversely affect any Collateral, business, prospects, profits or condition (financial or otherwise) of Borrower or the ability of Borrower to perform its obligations under this Agreement, the Note or the other Security Documents, telephonic, telefax or telegraphic notice specifying the nature of such development or information and the anticipated effect.

            (g) FINANCIAL INFORMATION--As promptly as possible after the receipt thereof, all financial statements, budgets and other information distributed by the Silverleaf Club and Orlando Breeze Resort Club. Borrower, as Declarant or otherwise, shall cause (or use its best efforts to cause, if not Declarant) the Silverleaf Club and Orlando Breeze Resort Club to prepare annual financial statements and an annual budget, and shall thereafter immediately deliver the same to Lender.

            (h) SALES INFORMATION--On or before the 15th day of each month, a report in a form and substance satisfactory to Lender showing the previous month's reservations and sales of, and cancellations of reservations and sales of Timeshare Interests at each Resort.

            (i) REVIEW MEETING--If requested by Lender, Borrower shall be available in person or via teleconference on a quarterly basis for a review meeting regarding the status of sales of Timeshare Interests.

            (j) INVENTORY REPORT--On or before the thirtieth (30th) day following the end of each calendar quarter, an inventory report acceptable to Lender which sets forth the Borrower's cost basis for all Pledged Intervals, and the actual sales price for Pledged Intervals released by Lender and sold by Borrower during such calendar quarter, identified by Resort, location, type of Timeshare Interest and season.

            (k) REQUESTED INFORMATION--With reasonable promptness, such other data and information as from time to time may be reasonably requested by Lender.

      7.15 OFFICER'S CERTIFICATE. The financial statements delivered to Lender pursuant to Section 7.14(a) and Section 7.14(b) of this Agreement shall be accompanied by a certificate of Borrower setting forth:

            (a) COVENANT COMPLIANCE--the information required in order to establish whether Borrower was in compliance with all covenants contained in
Section 7 of this Agreement during the period covered by the financial statements or reports then being furnished; and

            (b) EVENT OF DEFAULT--a statement that the signer has reviewed the relevant terms of this Agreement (and all other agreements and exhibits between the parties) and has made, or caused to be made, under his supervision, a review of the transactions and conditions of Borrower from the beginning of the period covered by the financial statements or reports being delivered therewith to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists or will exist, specifying the nature and

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period of existence thereof and what action Borrower has taken or proposes to take with respect thereto.

      7.16 INSPECTION(n) . Borrower shall permit Lender or its representatives to make such inspections/audits or appraisals of its books, accounts, records, orders, original correspondence and such other papers as it may desire and of its premises, each Resort, any Pledged Interval and the other Collateral, from time to time, as Lender may in its sole discretion determine. Borrower shall supply copies of such records and papers as Lender may reasonably request, and shall permit Lender to discuss Borrower's affairs, finances and accounts with Borrower's officers, employees and independent public accountants (and by this provision Borrower hereby authorizes said accountants to discuss with Lender the finances and affairs of Borrower), all at reasonable times and as often as may be desired by Lender. Borrower further agrees to supply Lender with such other reasonable information relating to Borrower and the Collateral as Lender may request. With respect to any inspections, audits and/or appraisals referred to in this Section 7.16, Borrower shall pay for all out-of-pocket costs and expenses incurred by Lender (including, without limitation, travel expenses, but excluding salaries of employees of Lender) and shall promptly reimburse Lender therefor upon receipt by Borrower of a written demand therefor from Lender.

      7.17 SALES. The Sales and Marketing Program shall at all times be acceptable to Lender in its Permitted Discretion.

      7.18 MINIMUM TANGIBLE NET WORTH. Borrower shall at all times maintain a minimum Tangible Net Worth in an amount not less than (i) $100,000,000 as of December 31, 2004, and (ii) $100,000,000, plus fifty percent (50%) of Borrower's quarterly Consolidated Net Income for each calendar quarter thereafter.

      7.19 LEVERAGE RATIO. Borrower shall maintain a Leverage Ratio of not greater than 6.0 to 1.0 at all times during the term of the Loan.

      7.20 MINIMUM NET INCOME. Commencing March 31, 2005, and as of the last day of each calendar quarter thereafter, for the four (4) calendar quarter period ending on such date, Borrower and its subsidiaries shall have, on a consolidated basis, a Net Income of not less than $1.00.

      7.21 CONSOLIDATED NET INCOME. Borrower and its subsidiaries shall not have a Consolidated Net Income, of less than $0.00 for any two (2) consecutive fiscal quarters.

      7.22 MAXIMUM DELINQUENCY. Borrower will not permit as of the last day of each calendar month, for the immediately preceding twelve (12) calendar months, on a rolling twelve (12) month basis, its over 30-day delinquency rate on its entire Notes Receivable (as defined in the Receivables Loan Agreement) portfolio serviced by Borrower (including, without limitation, all Pledged Notes Receivable pledged to Lender thereunder, under and all Notes Receivable pledged pursuant to the Textron Facility, the DZ Facility and the Sovereign Facility) to be greater than ten percent (10%).

      7.23 MARKETING AND SALES EXPENSES. As of the last day of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2005, Borrower will not permit the four

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quarter cumulative ratio of Sales and Marketing Costs to the Borrower's net proceeds from the sale of Timeshare Interests as recorded on the Borrower's financial statements for the immediately preceding four (4) consecutive fiscal quarters of the Borrower to equal or exceed a ratio of .550 to 1; provided, however, that notwithstanding the foregoing, in the event that Borrower delivers written evidence satisfactory to Lender that the ratio in this Section 7.23 is no longer required to be tested under each of the Textron Facility and the Sovereign Facility the covenant contained in this Section 7.23 shall no longer be required.

      7.24 DEBT SERVICE COVERAGE RATIO. Borrower shall maintain as of the last day of any fiscal quarter a Debt Service Coverage Ratio of not less than 1.25 to
1.00 for the period of four consecutive fiscal quarters then ended on such day.

      7.25 TEXTRON FACILITY, SOVEREIGN FACILITY, AND DZ FACILITY. Borrower will comply with each of the terms and conditions of the Textron Facility, the Sovereign Facility, and the DZ Facility and will promptly deliver to Lender, upon receipt by Borrower, copies of any notices received by Borrower in connection with any of the foregoing credit facilities.

      7.26 MAINTAINING AFFILIATION WITH EXCHANGE COMPANIES. Following the date hereof and thereafter until Borrower has paid to Lender all sums due under this Agreement and all documents delivered pursuant hereto, Borrower shall cause each Resort and the Silverleaf Club to maintain in good standing its membership with RCI or other major internationally recognized timeshare exchange company acceptable to Lender with its corporate headquarters in the United States.

      7.27 SALES. Borrower shall not sell more than fifty-two (52) Timeshare Interests in any Timeshare Unit.

8.    EVENTS OF DEFAULT

      8.1 DEFAULT. Borrower hereby covenants, agrees and acknowledges that an Event of Default shall exist under this Agreement if any of the following events or conditions (each, an "EVENT OF DEFAULT") shall occur and be continuing:

            (a) PAYMENTS--(i) failure to make any payment of interest on the Note on or before the due date thereof; (ii) failure to make any payment of principal of the Note on or before the due date thereof; or (iii) failure to make any other payment required pursuant to the terms of this Agreement, the Note or any other Loan Document on or before the due date thereof and any such failure remains uncured for three (3) calendar days after Lender has provided Borrower with written or verbal notice thereof; or

            (b) WARRANTIES OR REPRESENTATIONS--any warranty, representation or other statement made or furnished to Lender by or on behalf of Borrower in this Agreement or any other Loan Document proves to have been false or misleading in any material respect when made or furnished; or

            (c) OTHER COVENANTS--(i) the failure by Borrower to comply with any covenant or agreement relating to such Person contained in this Agreement or any other Loan Document (other than with respect to the failure to make timely payments in respect of the Loan

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as provided in Section 8.1(a) hereof or a violation of the covenants and agreements set forth in Sections 7.2(g), (h), or (k), or Sections 7.4, 7.5, 7.9, 7.16, 7.18, 7.19, 7.20, 7.21, 7.22, 7.23 and 7.24 hereof, for which there shall be no cure period) and, such failure shall continue for fifteen (15) days after notice of such failure is provided by Lender, or (ii) the failure by Borrower to comply with any covenant, or agreement, or violation of any of the covenants set forth in Sections 7.2(g), (h) or (k), or Sections 7.4, 7.5, 7.9, 7.16, 7.18,
7.19, 7.20, 7.21, 7.22, 7.23 and 7.24; or

            (d) MATERIAL ADVERSE CHANGE--any material adverse change in or in respect of any Collateral (including, without limitation, the termination of any applicable timeshare or condominium regime whether by consent of the Timeshare Unit owners or Timeshare Interest owners or otherwise, any modification or amendment to any Declaration which shall, in the reasonable opinion of Lender, adversely affect any Collateral or the operations or prospects of any Resort, or the substantial destruction of any Pledged Interval) or in the financial condition of Borrower; or

            (e) INSOLVENCY--(i) a receiver, liquidator, custodian or trustee of Borrower, or of all or any of its assets, shall be appointed by court order and such order remains in effect for more than 60 days; or an order for relief shall be entered with respect to Borrower, or Borrower shall be adjudicated a bankrupt or insolvent; or any of the assets of Borrower shall be sequestered by court order and such order remains in effect for more than 60 days; or a petition shall be filed against Borrower, under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within 60 days after such filing; or (ii) the Borrower shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law; or
(iii) Borrower shall make an assignment for the benefit of its creditors, or shall admit in writing its inability, or shall fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of Borrower, or of all or any part of its assets; or

            (f) JUDGMENT--final judgment or judgments for the payment of money, the aggregate of which exceeds $50,000, shall be outstanding against Borrower and any of such judgments shall have been outstanding for more than 30 days from the date of its entry and shall not have been discharged in full, bonded against or stayed; or

            (g) DEFAULT IN LENDER AGREEMENTS--any default (after giving effect to the expiration of any applicable grace periods) under, and as defined in, any other agreement, now existing or hereafter entered into, between Borrower and Lender or any affiliate of Lender; or

            (h) DEFAULT BY BORROWER IN OTHER AGREEMENTS--any default by Borrower in the payment of material indebtedness for borrowed money (including any indebtedness pursuant to the Textron Facility, the DZ Facility, the Sovereign Facility or the Bond Holder-Exchange Transaction); or any other default under such indebtedness which accelerates or permits the acceleration (after the giving of notice or passage of time, or both) of the maturity of such indebtedness, whether or not such default has been waived by the holder of such indebtedness;

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provided, however that Borrower shall not be in default pursuant to this paragraph 8.1(h) with respect to any securitization transaction in which Borrower serves as a "servicer" rather than as a "borrower" or "issuer", and an event of default in such securitization transaction does not result in any recourse against or direct financial liability to Borrower.

            (i) SUSPENSION OF SALES--Borrower has received a Suspension of Sales Order or Sanction with respect to all of its Resorts and such Suspension of Sales Order or Sanction shall have been outstanding for more than 60 days from the date of its entry and shall not have been discharged in full or stayed by appeal, bond or otherwise; or

            (j) ABANDONMENT--Borrower abandons any Resort or any of the Pledged Intervals;

            (k) LIQUIDATION, ETC.--the liquidation, termination, dissolution, merger, consolidation or failure to maintain good standing in any Applicable State or the state of its formation (or in the case of an individual, the death or legal incapacity) of Borrower or any Person obligated to pay any part of the Obligations; or

            (l) OTHER DEFAULTS--any material default shall occur in any of the covenants or Obligations set forth in any of the Loan Documents, or any other default or event of default occurs in connection with any other loans or financing arrangements that Borrower, or any of their Affiliates may have with Lender, including but not limited to the Receivables Loan.

      8.2   DEFAULT REMEDIES.

            (a) ACCELERATION OF OBLIGATIONS; RIGHT TO DISPOSE OF COLLATERAL. If an Event of Default under Section 8.1(e) of this Agreement shall occur, then the Obligations shall, automatically and without notice or demand by Lender, become at once due and payable, and Borrower will forthwith pay to Lender, in addition to any and all sums and charges otherwise due in respect of the Obligations and the entire principal of and interest accrued on the Note (calculated as of the date of such acceleration). If any other Event of Default shall occur, all of the Obligations shall, at the option of Lender, and without notice or demand by Lender, become at once due and payable, and Borrower will forthwith pay all sums and charges otherwise due in respect of the Obligations and the entire principal of and interest accrued on the Note (calculated as of the date of such acceleration). Lender shall have all the rights and remedies of a secured party under the Maryland or the Applicable State Uniform Commercial Code, all the rights and remedies under each Mortgage and all other legal and equitable rights to which it may be entitled, including, without limitation and without further notice to Borrower, the right to collect and/or continue to collect all payments being made or to be made on the Contracts and to apply such payments to the Obligations and to sue in its own name (or the name of Borrower) the Purchaser or purchaser under any Contract. Lender shall also have the right to require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place to be designated by Lender, which is reasonably convenient to both parties, and Lender shall have the right to take immediate possession of the Collateral and may enter any of the premises of Borrower or wherever the Collateral shall be located, in accordance with Applicable Law, and to keep and store the same on said premises until sold (and if said premises be the property of Borrower, Borrower agrees not to charge Lender for storage thereof for a period of at least 90

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days after sale or disposition of such Collateral). Borrower and Lender agree that 10 days' notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof and such sale shall be at such location(s) as Lender shall designate in said notice. Lender shall have the right to bid at any such sale on its own behalf.

      In view of the fact that federal and state securities laws may impose certain restrictions on the methods by which a sale of Collateral, if comprised of Securities, may be effected after an Event of Default, Borrower agrees that, upon the occurrence and continuance or existence of an Event of Default, Lender may, from time to time, attempt to sell all or any part of such Collateral by means of a private placement restricting the bidding and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for, or with a view to, distribution. In so doing, and without limiting any other means of private placement, Lender may solicit offers to buy such Collateral, or any part of it for cash, from a limited number of investors deemed by Lender, in its reasonable judgment, to be responsible parties who might be interested in purchasing the Collateral, and if Lender solicits such offers from not less than 4 such investors (and otherwise acts in good faith), then the acceptance by Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of such Collateral.

            (b) APPLICATION OF COLLATERAL; TERMINATION OF AGREEMENTS. Upon the occurrence of any Event of Default, Lender may, at any time, appropriate and apply (as provided below) to any Obligations any and all Collateral in its possession and any and all balances, credits, deposits, accounts, reserves, indebtedness or other monies due or owing to Borrower held by Lender hereunder or under any other financing agreement or otherwise, whether accrued or not.

            (c) APPLICATION OF PROCEEDS. The proceeds of any exercise of rights with respect to Collateral or any part thereof shall be paid to and applied as follows:

                  First, to the payment of

                  (i) all costs and charges in connection therewith, including, without limitation, (1) attorneys' fees for advice, counsel or other legal services, (2) costs and expenses incurred as a result of pursuing, reclaiming, seeking to reclaim, taking, keeping, removing, storing, advertising for sale, selling and foreclosing on the Collateral and any and all other charges and expenses in connection therewith, and
      (3) any costs and expenses (including, without limitation, costs and expenses in the management and operation of any Resort) provided for in any Mortgage or any other Security Document,

                  (ii) all taxes, assessments or Liens superior to the Lien of this Agreement or the other Security Documents, except any taxes, assessments or other superior Liens subject to which any sale of Collateral may have been made, and

                  (iii) all other fees, costs and expenses as set forth in
      Section 10.2 of this Agreement;

                  Second, towards the payment of accrued and unpaid interest then due and payable, if any, at the Default Rate in respect of the Loan,

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                  Third, towards the payment of all other accrued and unpaid interest, if any, then due and payable in respect of the Loan,

                  Fourth, to the payment of the principal amount of the Loan,
            and

                  Fifth, to all other Obligations, and

                  Sixth, to the payment of the surplus, if any, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same, provided that if any Obligations shall not have been paid in full, any such surplus shall continue to be held as Collateral hereunder and shall continue to be subject to the terms and conditions hereof until such Obligations shall have been paid in full and such surplus may be used by Lender to pay any such Obligations which from time to time become due and payable.

                  Borrower shall remain liable hereunder for payment of any
            deficiency owing on the Obligations after application of such proceeds.

                  To the extent that any amount allocated to any of the payment categories set forth above is insufficient to fully satisfy all of the Obligations referred to in said category, such amount shall be allocated ratably to each of such Obligations in accordance with the ratio that the amount of such Obligation bears to the aggregate amount of such Obligations referred to in such category.

            (d) REMEDIES CUMULATIVE. All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Borrower contained in this Agreement, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently or hereafter entered into, including, without limitation, each Mortgage, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions or agreements of Borrower herein contained. The failure or delay of Lender to exercise or enforce any rights, Liens, powers or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such Liens, rights, powers and remedies, but all such Liens, rights, powers and remedies shall continue in full force and effect until the Loan and all other Obligations shall have been fully satisfied. All Liens, rights, powers and remedies herein provided for are cumulative and none are exclusive.

      The acceptance by Lender at any time and from time to time of partial payments of the Obligations shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Lender in exercising any right or remedy hereunder or under any of the Security Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy hereunder or under any of the Security Documents or otherwise.

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9.    REVIVAL OF OBLIGATIONS AND LIENS

      Borrower expressly agrees that if Borrower makes a payment to Lender, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such repayment, the Obligations or any part thereof intended to be satisfied and the Liens provided for hereunder securing the same shall be revived and continued in full force and effect as if said payment had not been made.

10.   MISCELLANEOUS

      10.1 GOVERNING LAW. This Agreement and all transactions, assignments and transfers hereunder, and all the rights of the parties hereto shall be governed as to the validity, construction, enforcement and in all other respects by the internal laws of the State of Maryland; provided, however, that the perfection and enforcement of any security interest granted to Lender hereunder shall be governed by the laws of the State where the Collateral is located. To the extent any provision of this Agreement is not enforceable under Applicable Law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.

      10.2 EXPENSES AND CLOSING FEES. Whether or not the transactions contemplated hereunder are completed, Borrower shall pay all expenses of Lender relating to negotiating, preparing, documenting, closing, servicing and enforcing this Agreement and relating to the making by Lender of any advances hereunder to Borrower (the "LOAN COSTS"), including, but not limited to:

            (a) the cost of reproducing this Agreement, the Note, and the other Security Documents;

            (b) the fees and disbursements of Lender's internal and external counsel;

            (c) Lender's expenses, including, without limitation, Lender's expenses in connection with any audits in respect of Borrower and/or the Collateral conducted by Lender prior to the date hereof (but excluding salaries of employees of Lender);

            (d) all fees and expenses (including fees and expenses of Lender's internal and external counsel) relating to any amendments, waivers, consents or review of documents in connection with any subsequent closings or advances pursuant to the provisions of this Agreement;

            (e) all costs, outlays, attorneys' fees and expenses of every kind and character had or incurred in (i) the enforcement of any of the provisions of, or rights and remedies under, this Agreement, any assignment agreement, or any other Security Document and (ii) the preparation for, negotiations regarding, consultations concerning, or the defense of legal proceedings involving, any claim or claims made or threatened against Lender arising out of this transaction or the protection of the Collateral securing the Obligations, expressly including, without limitation, the defense by Lender of any legal proceedings instituted or threatened by

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any Person to seek to recover or set aside any payment or setoff theretofore received or applied by Lender with respect to the Obligations; and

            (f) all taxes levied against or paid by Lender (other than taxes on, or measured by, the income or profits of Lender) and all filing and recording fees, costs and expenses which may be incurred by Lender with respect to the filing or recording of any document or instrument relating to the transactions described in this Agreement.

      10.3  PARTIES, SUCCESSORS AND ASSIGN

      This Agreement and the Loan Documents shall inure to the benefit of Lender, Transferees and all future holders of any Note, the Obligations and/or any of the Collateral, and each of their respective successors and assigns. This Agreement and each Loan Document shall be binding upon the Persons other than Lender that are parties thereto and their respective successors and assigns, and no such Person may assign, delegate or transfer any Loan Document or any of its rights or obligations thereunder without the prior written consent of Lender. No rights are intended to be created under this Agreement or any Loan Document for the benefit of any third party donee, creditor or incidental beneficiary of Borrower. Nothing contained in this Agreement or any Loan Document shall be construed as a delegation to Lender of any other Person's duty of performance. BORROWER ACKNOWLEDGES AND AGREES THAT LENDER AT ANY TIME AFTER THE CLOSING DATE MAY (I) DIVIDE AND RESTATE ANY NOTE, AND/OR (II) SELL, ASSIGN OR GRANT PARTICIPATING INTERESTS IN OR TRANSFER ALL OR ANY PART OF ITS RIGHTS OR OBLIGATIONS UNDER ANY LOAN DOCUMENT, NOTE, THE OBLIGATIONS AND/OR THE COLLATERAL TO OTHER PERSONS (EACH SUCH TRANSFEREE, ASSIGNEE OR PURCHASER, A "TRANSFEREE"). Each Transferee shall have all of the rights and benefits with respect to the Obligations, Note, Collateral, this Agreement and/or Loan Documents held by it as fully as if the original holder thereof, and either Lender or any Transferee may be designated as the sole agent to manage the transactions and obligations contemplated therein; provided that, notwithstanding anything to the contrary in this Agreement or any Loan Document, Borrower shall not be obligated to pay under this Agreement to any Transferee any sum in excess of the sum which Borrower would have been obligated to pay to Lender had such participation, sale, assignment or transfer not been effected. Notwithstanding any other provision of this Agreement or any Loan Document, Lender may disclose to any Transferee all information, reports, financial statements, certificates and documents obtained under any provision of this Agreement or any Loan Document.

      10.4 NOTICES. All notices or demands by either party to the other relating to this Agreement shall, except as otherwise provided herein (including, without limitation, Section 8.1(a)), be in writing and (i) sent by certified or registered United States mail, first class postage prepaid and return receipt requested, or (ii) by a nationally recognized overnight courier service with all delivery fees prepaid, or (iii) by facsimile or other electronic transmission (including e-mail). Notices shall be deemed received (a) on the 4th succeeding Business Day following deposit in the United States mail, certified or registered and first class postage prepaid and return receipt requested, or (b) upon delivery if sent by nationally recognized overnight courier with all delivery fees prepaid, or (c) if transmitted by facsimile, when properly transmitted, upon receipt of confirmation of transmission by the tramsmitter (except that, if such

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

notice or other communication is not given during normal business hours for the recipient, such notice or other communication shall be deemed received at the opening of business the next Business Day of the recipient), or (d) if transmitted by other electronic transmission, when properly transmitted, upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, return e-mail or other written acknowledgement), provided that, if such notice or other communication is not given during normal business hours for the recipient, such notice or other communication shall be deemed to have been received at the opening of business on the next Business Day for the recipient. Notices and demands shall be addressed, if to Borrower, at the mailing address or facsimile or other electronic address set forth on Schedule 13 to this Agreement or to such other address as Borrower may from time to time specify in writing or, if to Lender, at the mailing address or facsimile or other electronic address of Lender set forth on Schedule 14 hereto or to such other address as Lender may from time to time specify in writing to Borrower.

      10.5 TOTAL AGREEMENT. This Agreement, including the Exhibits, the Schedules and the other agreements referred to herein, is the entire agreement between the parties hereto relating to the subject matter hereof, incorporates or rescinds all prior agreements and understandings between the parties hereto relating to the subject matter hereof, and may not be changed or terminated orally or by course of conduct. This Agreement may be modified or changed only in a writing executed by both Lender and Borrower. The failure or delay of Lender to exercise or enforce any rights, Liens, powers, remedies, conditions or other terms hereunder or under any other agreement or instrument executed in connection herewith shall not operate as a waiver of any such rights, Liens, powers, remedies, conditions or other terms.

      10.6 SURVIVAL. All warranties, representations and covenants made by Borrower herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of the Note regardless of any investigation made by Lender or on its behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by Borrower hereunder.

      10.7  LITIGATION. EACH OF BORROWER AND LENDER HEREBY WAIVES TRIAL BY
JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED ARISING OUT OF THIS AGREEMENT, THE NOTES, ANY OTHER SECURITY DOCUMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN BORROWER AND LENDER OF ANY KIND OR NATURE.

      BORROWER AND LENDER HEREBY AGREE THAT THE FOLLOWING COURTS:

            STATE COURT: DISTRICT COURT FOR THE DISTRICT SITTING IN MONTGOMERY COUNTY, MARYLAND;

            FEDERAL COURT: UNITED STATES DISTRICT COURT FOR THE DISTRICT SITTING IN MONTGOMERY COUNTY, MARYLAND,

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OR, (TO THE EXTENT PERMITTED BY APPLICABLE MARYLAND LAW) AT THE OPTION OF
LENDER, ANY OTHER COURT LOCATED IN THE STATE OF MARYLAND IN WHICH IT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH SHALL HAVE SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR TO ANY MATTER ARISING HEREFROM. BORROWER AND LENDER EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT.

      THE STIPULATIONS OF BORROWER AND LENDER IN THIS SECTION 10.7 SHALL SURVIVE THE FINAL PAYMENT OF ALL OF THE OBLIGATIONS OF BORROWER AND THE RESULTING TERMINATION OF THIS AGREEMENT.

      10.8 POWER OF ATTORNEY; SUBSTITUTION. Borrower hereby makes, constitutes and appoints Lender the true and lawful agent and attorney-in-fact of Borrower, with full power of substitution, (a) during the existence of any Event of Default, to receive, open and dispose of all mail addressed to Borrower relating to the Collateral; (b) during the existence of any Event of Default, to open all such mail and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments constituting Collateral, with full power to endorse the name of Borrower upon any such notes, checks, acceptances, drafts, money orders, instruments or other documents, and to effect the deposit and collection thereof, and Lender shall have the further right and power to endorse the name of Borrower on any documents relating to the Collateral; (c) to execute on behalf of Borrower assignments, notices of assignment, financing statements and other public records and notices in respect of the Collateral; (d) during the existence of any Event of Default, to notify Purchasers to make all payments thereunder directly to Lender at an address to be designated by Lender and to execute and send other notices to such Purchasers and obligors as Lender may deem necessary in order to protect and/or collect the same; and (e) to do any and all things necessary or take action in the name and on behalf of Borrower to carry out the intent of this Agreement, including, without limitation, the grant of the security interest provided herein and to perfect and protect the security interest granted to Lender with respect to the Collateral and Lender's rights created under this Agreement, to act on behalf of Borrower in connection with obtaining funds from any Escrow Account, if applicable, and to endorse any checks or other instruments of payment in respect of any payment, performance or other surety bond made payable to Borrower or to Borrower and Lender jointly.

      Borrower agrees that neither Lender nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law with respect to the exercise of the power of attorney or substitution granted under this Section 10.8 except for its own gross negligence or willful misconduct. The power of attorney and substitution granted under this Section 10.8 is coupled with an interest and shall be irrevocable during the term of this Agreement.

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

      10.9 SURVIVAL OF INDEMNITIES. All indemnities set forth in this Agreement shall survive the execution and delivery of this Agreement and the execution and delivery of the Note as well as the payment in full of the Note and the otherwise full performance of this Agreement.

      10.10 CONFLICTING OBLIGATIONS; RIGHTS AND REMEDIES. To the extent that the terms of any of the Security Documents contain conflicting obligations, the terms set forth in this Agreement shall be deemed to be the controlling terms, provided that all rights and remedies of Lender under the Security Documents are cumulative and in addition to every other right or remedy, and no right or remedy is intended to be exclusive of any other right or remedy.

      10.11 DUPLICATE ORIGINALS, EXECUTION IN COUNTERPART. Two or more duplicate originals of this Agreement may be signed by the parties hereto, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.

      10.12 NO JOINT VENTURE. The relationship of Borrower and Lender in this Agreement is one of a debtor and a creditor. It is the intention of the parties hereto that this Agreement not be construed to establish or create a partnership or joint venture between Borrower and Lender.

      10.13 INDEMNITY.

            (a) Notwithstanding and without limiting any other provisions of this Agreement or the other Loan Documents, Borrower shall indemnify Lender and its affiliates and their respective managers, members, officers, employees, affiliates, agents, representatives, successors, assigns, accountants and attorneys (collectively, the "INDEMNIFIED PERSONS") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel and in-house documentation and diligence fees and legal expenses) which may be imposed on, incurred by or asserted against any Indemnified Person with respect to or arising out of any willful misrepresentation made hereunder, any acts of fraud by Borrower, any Affiliate of Borrower or any party acting on their behalf, misappropriation of funds by Borrower, any Affiliate of Borrower or any party acting on their behalf, theft by Borrower, any Affiliate of Borrower or any party acting on their behalf, disposition of the Collateral by Borrower, any Affiliate of Borrower or any party acting on their behalf, any unauthorized Change in Management, or in any litigation, proceeding or investigation instituted or conducted by any Person with respect to any aspect of, or any transaction contemplated by or referred to in, or any matter related to, any Security Document or any agreement, document or transaction contemplated thereby, whether or not such Indemnified Person is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of such Indemnified Person. Lender agrees to give Borrower reasonable notice of any event of which Lender becomes aware for which indemnification may be required under this Section 10.14, and Lender may elect (but is not obligated) to direct the defense thereof; provided, that the selection of counsel shall be subject to Borrower's consent, which consent shall not be unreasonably withheld or delayed. Any Indemnified Person may, in its reasonable discretion, take such actions as it deems necessary and appropriate to investigate,

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

defend or settle any event or take other remedial or corrective actions with respect thereto as may be necessary for the protection of such Indemnified Person or the Collateral.

            (b) Borrower agrees to indemnify, defend and hold Lender free and harmless from and against any and all losses, damages, costs and expenses that Lender may suffer as a result of claims made or suits brought by any broker, finder, agent, sales person or similar individual or entity (a "BROKER") who shall claim to have introduced Borrower to this transaction or who shall claim that he or it negotiated or had discussions with Lender with Borrower's authority with respect to this transaction. Lender is not obligated to pay and has not entered into any agreement to pay any brokerage fee to any Broker with respect to the transactions contemplated by this Agreement. Lender represents and warrants to Borrower that Lender has not engaged any real estate broker, finder, agent, sales person, employee or any other individual and/or entity related to this transaction who is entitled to a commission, finder's fee or remuneration of any kind.

      10.14 RELEASE. Notwithstanding any other provision of this Agreement or any Security Document, Borrower voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and its Affiliates and its and their respective heirs, managers, members, directors, officers, employees, shareholders, Affiliates, agents, representatives, accountants, attorneys, successors and assigns and their respective Affiliates (collectively, the "RELEASING PARTIES"), hereby does fully and completely release and forever discharge the Indemnified Parties and any other Person, business or insurer which may be responsible or liable for the acts or omissions of any of the Indemnified Parties, or who may be liable for the injury or damage resulting therefrom (collectively, with the Indemnified Parties, the "RELEASED PARTIES"), of and from any and all actions, causes of action, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity or otherwise, whether matured or unmatured, vested or contingent, whether or not resulting from acts or conduct of any or all of them, that the Releasing Parties or any of them have against the Released Parties or any of them (whether directly or indirectly) as of the date of the Closing. Borrower acknowledges that the foregoing release is a material inducement to Lender's decision to extend to Borrower the financial accommodations hereunder and under the Loan Documents and has been relied upon by Lender in agreeing to make the Loan and in making each Advance and/or Subsequent Advance.

      10.15 CUSTODIAN. Lender shall have the right, at its option and at Borrower's expense, to engage the services of a custodian acceptable to Lender for storage of the originals of this Agreement and all other Loan Documents, and all other documents, instruments, due diligence materials and other information in Lender's possession related to the transactions contemplated in this Agreement.

      10.16 CERTAIN WAIVERS. Except as expressly provided for herein, Borrower hereby waives (a) demand, presentment, protest, all defenses and (b) any rights of rescission, setoff, counterclaim or defense to payment with respect to any and all instruments and all notices and demands of any description, and the pleading of any statute of limitations as a defense to any demand under any Loan Document.

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

      10.17 CONFIDENTIALITY AND PUBLICITY. Borrower agrees, and agrees to cause each of its Affiliates, (i) not to transmit or disclose provision of any Loan Document to any Person (other than to Borrower's advisors and officers on a need-to-know basis) without Lender's prior written consent, (ii) to inform all Persons of the confidential nature of the Loan Documents and to direct them not to disclose the same to any other Person and to require each of them to be bound by these provisions. Lender reserves the right to review and approve all materials that Borrower or any of its Affiliates prepares that contain Lender's name or describe or refer to any Loan Document, any of the terms thereof or any of the transactions contemplated thereby. Borrower shall not, and shall not permit any of its Affiliates to, use Lender's name (or the name of any of Lender's Affiliates) in connection with any of its business operations. Nothing contained in any Loan Document is intended to permit or authorize Borrower or any of its Affiliates to contract on behalf of Lender. Further, Borrower hereby agrees that Lender or any Affiliate of Lender may (i) disclose a general description of transactions arising under the Loan Documents for advertising, marketing or other similar purposes and (ii) use Borrower's name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes.

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                          NEXT PAGE IS SIGNATURE PAGE.]

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                     Lender:

                                     CAPITALSOURCE FINANCE LLC,
                                     a Delaware limited liability company

                                     By: /s/ PIERRETTE N. BRADSHAW
                                         -------------------------
                                     Name: Pierrette N. Bradshaw
                                     Title: General Counsel

                                     Borrower:

                                     SILVERLEAF RESORTS, INC.,
                                     a Texas corporation

                                     By: /s/ HARRY J. WHITE, JR.
                                         -------------------------
                                     Name: Harry J. White, Jr.
                                     Title: CFO

Schedules and Exhibits not filed herewith:

Schedule  1:    Indebtedness
Schedule  2:    Permitted Exceptions
Schedule  3:    Intentionally Omitted
Schedule  4:    Retail Value
Schedule  5:    List of Resorts
Schedule  6:    Affiliate Transactions
Schedule  7:    Recreation and Use Easements
Schedule  8:    Subsidiaries
Schedule  9:    Resort Facilities
Schedule 10:    Litigation
Schedule 11:    Compensation Payable to Brokers
Schedule 12:    Payment Instructions
Schedule 13:    Address of Borrower for Notices
Schedule 14:    Address of Lender for Notices
Schedule 15:    Deferred Corporate Plans and Collective Bargaining Agreements
Schedule 16:    Description of Blue-Season and Vintage-Type Timeshare Interests
Exhibit   A:    Intentionally Omitted
Exhibit   B:    Form of Request for Release
Exhibit   C:    Intentionally Omitted

LOAN AND SECURITY AGREEMENT

Exhibit   D:    Intentionally Omitted
Exhibit   E:    Form of Initial Advance Request
Exhibit   F:    Form of Subsequent Advance Request

LOAN AND SECURITY AGREEMENT